SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement only

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment, of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 26, 2013

Dear Stockholders:

On behalf of the Board of Directors of Town Sports International Holdings, Inc., I cordially invite you to attend our Annual Meeting of Stockholders, which will be held on Thursday, May 9, 2013 at 10:00 a.m. (New York City time) at Crowne Plaza Times Square, 1605 Broadway, New York, New York 10019.

In accordance with rules approved by the Securities and Exchange Commission allowing companies to furnish proxy materials to their shareholders over the Internet, we are now primarily furnishing proxy materials to our stockholders on the Internet, rather than mailing paper copies of the materials (including our Annual Report to Stockholders for fiscal 2012) to each stockholder. We believe that this e-proxy process will expedite our stockholders’ receipt of proxy materials, lower costs, and reduce the environmental impact of our annual meeting. A Notice of Internet Availability of Proxy Materials or a full set of proxy materials was sent on or about March 26, 2013 to our stockholders of record as of the close of business on March 12, 2013. We also provided access to our proxy materials over the Internet beginning on that date. If you did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice or on page 2 of this Proxy Statement. The formal Notice of Annual Meeting and the Proxy Statement follow.

It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. To have your vote recorded, you should vote over the Internet. In addition, if you have requested or received a paper copy of the proxy materials, you may vote by signing, dating and returning the proxy card sent to you in the envelope accompanying the proxy materials sent to you. We encourage you to vote by any of these methods even if you currently plan to attend the Annual Meeting.

If you decide to attend the Annual Meeting, you can still vote your shares in person if you wish. Please let us know whether you plan to attend the meeting by indicating your plans when prompted over the Internet voting system or, if you have received a paper copy of the proxy materials, by marking the appropriate box on the proxy card sent to you. If you plan to attend the Annual Meeting, please bring proof of ownership and valid picture identification (such as a driver’s license or passport) with you to the meeting, as proof of ownership and your picture identification will serve as your admittance pass to the meeting. If you choose to vote over the Internet or, if you have received a paper copy of the proxy materials, by completing the proxy card sent to you, and later decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Robert J. Giardina

Chief Executive Officer and President

PROXY VOTING METHODS

If at the close of business on March 12, 2013, you were a stockholder of record or held shares through a broker or bank, you may vote your shares by proxy through the Internet or by mail, or you may vote in person at the Annual Meeting. For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee. To reduce our administrative and postage costs, we ask that you vote through the Internet which is available 24 hours a day, seven days a week. You may revoke your proxies at the times and in the manners described on page 2 of the Proxy Statement.

If you are a stockholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m. (New York City time) on May 8, 2013 to be counted.

To vote by proxy:

BY INTERNET

•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

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You will need the 12-digit Control Number included on your Notice of Internet Availability of Proxy Materials or proxy card to obtain your records and to complete an electronic proxy card or to create an electronic voting instruction form.

BY MAIL

•	Request a proxy card from us (if you have not already received one) by following the instructions on your Notice of Internet Availability of Proxy Materials.

•	When you receive the proxy card, mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the postage-paid envelope that will be provided to you.

If you hold your shares in street name you may also submit voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this over the Internet or by mail. Please refer to the information from your bank, broker or other nominee on how to submit voting instructions.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

5 Penn Plaza (4th Floor)

New York, New York 10001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 10:00 A.M. ON THURSDAY, MAY 9, 2013

TO THE STOCKHOLDERS OF TOWN SPORTS INTERNATIONAL HOLDINGS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Town Sports International Holdings, Inc., a Delaware corporation (the “Company”), will be held at Crowne Plaza Times Square, 1605 Broadway, New York, New York 10019 on Thursday, May 9, 2013 at 10:00 a.m. (New York City time) for the following purposes:

(1)  To elect seven members of the Company’s Board of Directors as listed herein;

(2)  To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013;

(3)  To approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as described herein;

(4)  To determine, in a non-binding advisory vote, whether a stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years; and

(5)  To act upon such other business as may properly come before the Annual Meeting or any adjournments of such meeting that may take place.

Only stockholders of record at the close of business on March 12, 2013 will be entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of 10 days prior to the meeting during regular business hours at the offices of the Company.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you currently plan to attend the Annual Meeting in person, please vote over the Internet or, if you received a paper copy of the proxy materials, complete, date, sign and promptly mail the paper proxy card sent to you. You may revoke your proxy if you attend the Annual Meeting and wish to vote your shares in person. If you receive more than one Notice of Internet Availability of Proxy Materials and/or Proxy Card because your shares are registered in different names and addresses, you should ensure that you vote all of your shares by voting over the Internet or, if you received a paper copy of the proxy materials, by signing and returning each Proxy Card, to assure that all your shares will be voted. You may revoke your proxy in the manner described in the Proxy Statement at any time prior to it being voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors

Robert J. Giardina

Chief Executive Officer and President

New York, New York

March 26, 2013

YOUR VOTE IS VERY IMPORTANT

REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, VOTE OVER THE INTERNET OR, IF YOU RECEIVED A PAPER COPY OF THE PROXY MATERIALS, COMPLETE, DATE, SIGN AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

5 Penn Plaza (4th Floor)

New York, New York 10001

PROXY STATEMENT

General

This Proxy Statement is furnished to the stockholders of record of Town Sports International Holdings, Inc., a Delaware corporation (“Town Sports” or the “Company”), as of March 12, 2013, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, May 9, 2013, and at any adjournments of such meeting that may take place. The Annual Meeting will be held at 10:00 a.m. (New York City time) at Crowne Plaza Times Square, 1605 Broadway, New York, New York 10019. In accordance with rules approved by the Securities and Exchange Commission, a Notice of Internet Availability of Proxy Materials or proxy statement was sent on or about March 26, 2013 to our stockholders of record as of the close of business on March 12, 2013. We also provided access to our proxy materials over the Internet beginning on that date. If you did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice or on page 42 of this Proxy Statement.

Voting

The specific matters to be considered and acted upon at the Annual Meeting are:

(i) To elect seven members of the Company’s Board of Directors (the “Board”) as listed herein;

(ii) To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

(iii) To approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as described herein;

(iv) To determine, in a non-binding advisory vote, whether a stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years; and

(v) To act upon such other business as may properly come before the Annual Meeting.

These matters are described in more detail in this Proxy Statement.

On March 12, 2013, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 24,020,012 shares of the Company’s common stock were issued and outstanding. No shares of the Company’s preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on March 12, 2013. Stockholders may not aggregate their votes in the election of directors.

The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the meeting during regular business hours at the offices of the Company.

The presence, in person or by proxy, at the Annual Meeting of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. Abstentions, broker non-votes and withheld votes are each counted as present for the purpose of determining the presence of a quorum.

With respect to the election of the members of the Board, if a quorum is present at the Annual Meeting, the seven nominees who receive the greatest number of votes properly cast (in person or by proxy) by holders of stock entitled to vote in the election will be elected as directors. All other proposals must be approved by the affirmative vote of the holders of a majority of the shares of the common stock present at the Annual Meeting, in person or by proxy, and having voting power.

Abstentions and Withheld Votes:    With respect to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld will not have any effect on the outcome of the election of directors. Abstentions will have the effect of a vote “against” Proposal No. 2 (ratification of auditors) and Proposal No. 3 (advisory vote on executive compensation) and “against” all frequencies for Proposal No. 4 (frequency of advisory vote on executive compensation).

Broker Non-Votes:    Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at his/her discretion. Under current New York Stock Exchange interpretations that govern broker non-votes, Proposal No. 1 (election of directors), Proposal No. 3 (advisory vote on executive compensation) and Proposal No. 4 (frequency of advisory vote on executive compensation) are considered non-discretionary matters and a broker will lack the authority to vote shares at his/her discretion. Proposal No. 2 (ratification of auditors) is considered a discretionary matter and a broker will be permitted to exercise his/her discretion. Broker non-votes will have no effect on the outcome of Proposal No. 1 (the election of directors), and will have the effect of a vote “against” Proposal No. 3 (advisory vote on executive compensation) and “against” all frequencies for Proposal No. 4 (frequency of advisory vote on executive compensation).

While the votes relating to executive compensation and the frequency of future votes on executive compensation are not binding on the Company, the Board will review the voting results and expects to take them into consideration when making future decisions regarding executive compensation.

All votes will be tabulated by the inspector of election appointed for the meeting.

Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter’s rights with respect to any matter to be considered and voted on at the Annual Meeting, and the Company will not independently provide stockholders with any such right.

Proxies

Unless revoked, all proxies representing shares entitled to vote that are delivered pursuant to this solicitation will be voted at the Annual Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. Where a choice has not been specified on the proxy card, the proxy will be voted FOR the election of all the nominated directors listed herein, unless the authority to vote for the election of such directors is withheld. In addition, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal No. 2 (ratification of auditors), FOR the approval of Proposal No. 3 (advisory vote on executive compensation), and for “ONE YEAR” with respect to Proposal No. 4 (frequency of advisory vote on executive compensation) described in this Proxy Statement and as the proxy holders deem advisable for all other matters as may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting by filing with the Corporate Secretary of the Company, at the Company’s principal executive offices at 5 Penn Plaza (4th Floor), New York, New York 10001, a notice of revocation or another signed Proxy Card with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person. If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Voting Shares Without Attending the Annual Meeting

If you are a stockholder of record you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In all circumstances, you may vote:

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By Internet — If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card or voting instruction form. You will need the 12-digit Control Number included on your Notice or your proxy card in order to vote by Internet or voting instruction from.

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By Mail — You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name you may also submit voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this over the Internet or by mail. Please refer to the information from your bank, broker or other nominee on how to submit voting instructions.

Internet voting facilities will close at 11:59 p.m. (New York City time) on May 8, 2013 for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 8, 2013.

Voting Shares in Person at the Annual Meeting

First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your proof of ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy (“legal proxy”) from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet or proxy card so that your vote will be counted even if you later were to decide not to attend the Annual Meeting.

Admission to the Annual Meeting

Please let us know whether you plan to attend meeting by indicating your plans when prompted over the Internet voting system or, if you have received a paper copy of the proxy materials, by marking the appropriate box on the proxy card sent to you. If you plan to attend the Annual Meeting, please bring proof of ownership and valid picture identification (such as a driver’s license or passport) with you to the meeting, as the proof of ownership and your picture identification will serve as your admittance pass to the meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of Town Sports International Holdings, Inc. shares, such as a bank or brokerage account statement.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the Proxy Card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile, or other means (including by directors, officers or employees of the Company, to whom no additional compensation will be paid for any such services).

Deadline for Receipt of Stockholder Proposals

In order to be considered for inclusion in the Company’s Proxy Statement and Proxy Card relating to the 2014 Annual Meeting of Stockholders, any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices in New York, New York, on or before November 26, 2013.

Our bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, any proposal for consideration at the 2014 Annual Meeting of Stockholders submitted by a stockholder (other than for inclusion in the Company’s Proxy Statement pursuant to Rule 14a-8) must be delivered to or mailed and received by the Corporate Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on December 10, 2013 and not later than the close of business on January 9, 2014; and in any event such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in the By-Laws. The proxy solicited by the Board for the 2014 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE — ELECTION OF DIRECTORS

General

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), the Board has proposed for election at the Annual Meeting the seven individuals listed below to serve, subject to the By-Laws, as directors of the Company. All directors are elected annually, and serve until the next Annual Meeting of the Stockholders and until the election and qualification of their successors. If any director is unwilling or unable to stand for re-election (which is not anticipated), the Board may reduce its size or designate a substitute. If a substitute is designated, proxy votes in favor of the original director candidate will be counted for the substituted candidate. All of the nominees for director currently serve as directors.

All of the nominees have consented to be named and, if elected, to serve, and management has no reason to believe that any of them will be unavailable to serve. If any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted in the discretion of the persons acting pursuant to the proxy for the election of other nominees. It is intended that the proxies delivered pursuant to this solicitation will be voted for the election of all such persons except to the extent the proxy is specifically marked to withhold such authority with respect to one or more of such persons. The proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named. Set forth below is certain information concerning the nominees, as of March 15, 2013.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE DIRECTORS.

Name	Age	Position
Robert J. Giardina	55	Chief Executive Officer, President and Director
Paul N. Arnold	66	Director
Bruce C. Bruckmann	59	Director
J. Rice Edmonds	42	Director
John H. Flood III	61	Director
Thomas J. Galligan III	68	Chairman of the Board
Kevin McCall	59	Director

Robert J. Giardina was appointed President and Chief Executive Officer in March 2010. Mr. Giardina has served as a director since March 19, 2010 and was previously a member of our Board of Directors from March 2006 until March 2008. From September 2009 to March 2010, Mr. Giardina was employed as the Chief Executive Officer of JTL Enterprises. Mr. Giardina originally joined the Company in 1981 and served as President and Chief Operating Officer from 1992 to 2001, and as Chief Executive Officer from January 2002 through October 2007.

Paul N. Arnold has served as a director since April 1997. Mr. Arnold was our Chairman of the Board from May 2006 until February 2009. From 2000 until June 2012, Mr. Arnold served as Chairman and Chief Executive Officer of Cort Business Services, Inc., a Berkshire Hathaway company, a provider of rental furniture. From 1992 to 2000, Mr. Arnold served as President, Chief Executive Officer and Director of Cort Business Services. Prior to 1992, Mr. Arnold held various positions over a 24-year period within Cort Furniture Rental, a division of Mohasco Industries. Mr. Arnold is currently a director of H&E Equipment Services, Inc.

Bruce C. Bruckmann has served as a director since December 1996. Since 1995, Mr. Bruckmann has served as a Managing Director of Bruckmann, Rosser, Sherrill & Co. and its successors, which we refer to in this Proxy Statement as “BRS”, a private equity firm. From 1983 until 1994, Mr. Bruckmann served as an officer and subsequently a Managing Director of Citicorp Venture Capital, Ltd. Mr. Bruckmann is currently a director of Mohawk Industries, Inc., H&E Equipment Services, Inc., Heritage-Crystal Clean, Inc. and MWI Veterinary Supply, Inc. and two private companies.

J. Rice Edmonds has served as a director since July 2002. Mr. Edmonds is the founder and Managing Director of Edmonds Capital, LLC, a private equity firm. From 1996 through September 2008, Mr. Edmonds was employed by BRS, most recently as a Managing Director. Prior to 1996, Mr. Edmonds worked in the high yield finance group of Bankers Trust. Mr. Edmonds is currently a director of several private companies. Since 2008, Mr. Edmonds has also been a director of The Sheridan Group, Inc. and McCormick & Schmick’s Seafood Restaurants, Inc.

John H. Flood III has served as a director since May 2012. Since January 2012, Mr. Flood has been the Chief Executive Officer of SynergyGlobal Outsourcing, LLC, a provider of call center and business process outsourcing services. From 1994 to the present, Mr. Flood has been the owner of OldIron Sports and Entertainment Company, Inc., a licensing and digital media consultant to entertainment companies and professional sports leagues and teams. From March 2004 through August 2008, Mr. Flood held various positions at Flagship Global Health, Inc., most recently as president and chief executive officer. In August 2008, Flagship Global filed for Chapter 7 bankruptcy. From 1994 through 2004, Mr. Flood was a senior partner at a law firm specializing in sports and entertainment law. From 1984 through 1994, Mr. Flood held various senior positions at National Football League Properties, Inc., most recently as its president.

Thomas J. Galligan III has served as a director since March 2007 and was appointed our Chairman of the Board in March 2010. Mr. Galligan is Executive Chairman and a member of the board of directors of Papa Gino’s Holdings Corp. Mr. Galligan served as Chairman, President and Chief Executive Officer of Papa Gino’s Holdings Corp. from May 1996 until October 2008 and Chairman and Chief Executive Officer until March 2009. Prior to joining Papa Gino’s in March 1995 as Executive Vice President, Mr. Galligan held executive positions at Morse Shoe, Inc. and PepsiCo, Inc. Mr. Galligan is currently a director of Bay State Milling Co., Delta Services of Massachusetts and H&E Equipment Services, Inc.

Kevin McCall has served as a director since March 2007. Mr. McCall is President and Chief Executive Officer of Paradigm Properties, LLC and its investment management affiliate, Paradigm Capital Advisors, LLC. Prior to forming Paradigm in 1997, Mr. McCall held positions as a managing director of Aldrich, Eastman & Waltch, L.P. (now AEW Capital Management, L.P.) and as a Partner and Senior Vice President of Spaulding & Slye Company. Mr. McCall serves as a director of the Boston Museum, MetroLacrosse, Hearth, Inc., Building Impact and the National Association of Industrial & Office Parks — Massachusetts Chapter.

Required Vote

Directors are elected by the affirmative vote of a plurality of the votes cast by the holders of common stock present in person or represented by proxy and entitled to vote on the election of directors. Withheld votes will have no effect on the outcome of the vote with respect to the election of directors. Broker non-votes will have no effect on the outcome of the vote for Proposal No. 1.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

PROPOSAL TWO — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of the Board (the “Audit Committee”) has appointed the firm of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, including each quarterly interim period, and the Board is asking the stockholders to ratify this appointment.

Although stockholder ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP is not required, the Board considers it desirable for the stockholders to pass upon the selection of the independent registered public accounting firm. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

A representative from PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees Billed to the Company by PricewaterhouseCoopers LLP

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2011 and 2012, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years and for other services rendered during those fiscal years on behalf of the Company were as follows:

Category	2011	2012
Audit Fees(1)	$1,136,000	$1,282,000
All Other Fees(2)	$2,400	$2,700

(1)	Audit fees are for fees and expenses associated with professional services rendered by PricewaterhouseCoopers in connection with (i) the audits of the Company’s annual consolidated financial statements and internal control over financial reporting, including services related to statutory audits of certain of our subsidiaries, (ii) reviews of unaudited interim financial statements included in the Company’s quarterly reports on Form 10-Q and (iii) reviews of documents filed with the SEC.

(2)	All other fees are related to online research access.

The Audit Committee has determined that the provision of services discussed above is compatible with maintaining the independence of PricewaterhouseCoopers LLP from the Company.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides the Audit Committee with a schedule of the audit and other services that it expects to provide or may provide during the fiscal year. The schedule is specific as to the nature of the proposed services, the proposed fees and other details that the Audit Committee may request. The Audit Committee by resolution authorizes or declines the proposed services. Upon approval, the schedule serves as the budget for fees by specific activity or service for the fiscal year.

A schedule of additional services proposed to be provided by the independent registered public accounting firm or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for its consideration and approval at any time. The schedule is required to be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee intends by resolution to authorize or decline authorization for each proposed new service.

The Audit Committee pre-approved 100% of the audit fees and all other services for the fiscal years ended December 31, 2011 and 2012.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and having voting power is required to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP. Abstentions will have the effect of a vote “against” this proposal. We believe that there can be no broker non-votes with respect to Proposal No. 2 because brokers should have discretion under current stock exchange rules to vote uninstructed shares on Proposal No. 2.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

PROPOSAL THREE — ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

General

We are asking our stockholders to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as disclosed beginning on page 24 of this proxy statement. In connection with this vote, stockholders may also wish to consider the discussion regarding the “Compensation Committee” beginning on page 12. While the results of this vote are advisory, our Compensation Committee intends to carefully consider the results of this vote when making future compensation decisions.

The language of the resolution is as follows:

“RESOLVED, THAT THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION, IS HEREBY APPROVED.”

In particular, as discussed in “Executive Compensation — Compensation Discussion and Analysis,” stockholders should note the following:

•	Our executive compensation program is designed to closely link rewards to executives with performance that leads to the creation of stockholder value.

•

In particular, a substantial portion of compensation for our senior executives consists of performance-based annual cash incentives and long-term equity incentives, which play a significant role in aligning management’s interests with those of our stockholders.

•

Our annual cash incentives for our senior executives are determined on the basis of our Adjusted EBITDA performance, budgeted revenue and return on assets, with consideration given to qualitative individual performance factors. Annual cash incentives earned over specified thresholds are required to be deferred, increasing the retention value of awards.

•	The Company uses perquisites and personal benefits on a limited basis.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and having voting power is required to approve the compensation paid to our named executive officers. Abstentions and broker non-votes will have the effect of a vote “against” this proposal. Although the vote is non-binding, the Compensation Committee and Board expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR — ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

General

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, we are submitting for stockholder consideration a separate resolution to determine, in a non-binding advisory vote, whether a stockholder vote to approve the compensation paid to our named executive officers (that is, votes similar to the non-binding, advisory vote in Proposal No. 3) should occur every one, two or three years. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

After careful consideration of this proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate policy for the Company at this time, and, therefore, our Board of Directors recommends that you vote for future advisory votes on executive compensation to occur each year.

In formulating its recommendation, our Board of Directors recognized that the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance. However, because executive compensation disclosures are made annually, the Board of Directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.

Required Vote

Approval of a specific frequency requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and having voting power. Abstentions and broker non-votes will have the effect of a vote “against” all frequencies. If none of the frequencies receives a majority vote, we will consider the highest number of votes cast by stockholders to be the frequency that has been selected by stockholders. However, because this vote is advisory and not binding on the Board or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option receiving the highest vote total from our stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “ONE YEAR” WITH RESPECT TO THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Board affirmatively has determined that a majority of our current directors — Messrs. Arnold, Bruckmann, Edmonds, Flood, Galligan and McCall — are independent under, and as required by, the listing standards of The Nasdaq Stock Market. Mr. Giardina is not considered independent due to his employment with the Company as Chief Executive Officer and President. The Board had determined that Keith Alessi, a former director of the Company who did not stand for re-election in May 2012, was independent. In making its independence determinations, the Board considered and reviewed the various commercial, charitable and employment transactions and relationships known to the Board (including those identified through annual directors’ questionnaires) that exist between us and our subsidiaries and the entities with which certain of our directors, director nominees or members of their immediate families are, or have been, affiliated. Specifically, the Board’s independence determinations included reviewing Mr. Bruckmann’s affiliation with BRS, who in the past received payments from our Company under a professional services agreement, which was terminated in September 2008, as well as his stock and debt ownership. Since 2008, there were no amounts paid by the Company to BRS under the professional services agreement. In addition, BRSE Associates, Inc., an affiliate of BRS, did not own any shares of our common stock during 2011 or 2012. The Board further determined that BRSE’s previous ownership of our common stock did not affect Mr. Bruckmann’s independence. The Board determined that none of the transactions or relationships identified were material or affected the independence of Mr.  Bruckmann under the applicable Nasdaq rules.

Board Structure

Since the time of our initial public offering in 2006, it has been our policy to separate the positions of Chief Executive Officer and Chairman of the Board of Directors. While we recognize that different board leadership structures may be appropriate for companies in different situations, we believe that our current policy of separation of these two positions is most appropriate for our Company. In today’s challenging economic and regulatory environment, directors, more than ever, are required to spend a substantial amount of time and energy in successfully navigating a wide variety of issues and guiding the policies and practices of the companies they oversee. To that end, we believe that having an independent Chairman, whose sole job is to lead the Board, allows our Chief Executive Officer, Mr. Giardina, to completely focus his time and energy on running the day-to-day operations of our Company. We believe that our Chief Executive Officer and our Chairman have an excellent working relationship and open lines of communication. The Board currently has seven members and the following four committees: Audit; Compensation; Nominating and Corporate Governance and Executive. Each of the four committees is led by an independent director, and we believe that the number of independent, experienced directors that make up our board, along with the independent leadership of each of our committees, and the independent oversight of the board by the non-executive Chairman, benefits our company and our stockholders.

Board Committees and Meetings

The Board held ten (10) meetings during the fiscal year ended December 31, 2012, which is referred to in this Proxy Statement as the “2012 Fiscal Year”. In the 2012 Fiscal Year, each incumbent director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which such director served (in each case, for meetings held during the period in the 2012 Fiscal Year for which such director served).

The Board meets in executive session, without the presence of any of the Company’s officers, at least twice per year and upon the request of any independent director. Currently, all directors are independent, other than Mr. Giardina who is not considered to be independent due to his employment with the Company.

All members of the Board are encouraged to attend the Company’s annual meeting of stockholders. All but one of our directors serving at that time were present at the 2012 annual meeting of our stockholders.

Committee Membership

The following table sets forth the name of each non-employee director and the Board committee on which each such director is currently a member:

Name	Audit		Compensation		Nominating and Corporate Governance		Executive
Paul N. Arnold			X	*
Bruce C. Bruckmann			X				X	*
J. Rice Edmonds	X				X		X
John H. Flood III	X				X
Thomas J. Galligan III	X	*	X		X		X
Kevin McCall	X		X		X	*

*	Committee Chair.

Audit Committee

The Audit Committee appoints our independent registered public accounting firm, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between Town Sports and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board. The Audit Committee currently consists of four members of our Board: J. Rice Edmonds, John H. Flood III, Thomas J. Galligan III (Chair), and Kevin McCall. Each member of our Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”). The Audit Committee held four (4) meetings during the 2012 Fiscal Year.

The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that Mr. Galligan satisfies the Nasdaq rule requiring that at least one member of the Audit Committee of our Board have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Galligan is an “audit committee financial expert” as defined by the SEC.

The Company is exposed to a number of risks including financial risks, operational risks and risks relating to regulatory and legal compliance. During each meeting of the Board of Directors, management discusses with the Board the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken. For example, at each Board meeting, the Board will discuss with management factors affecting the Company’s financial risk, which include, among others, events impacting revenue, cost saving initiatives, and capital expenditure budgets and results; factors affecting the Company’s operations, including, among others customer satisfaction, logistics related to the opening of new clubs or closing of clubs, hiring and promotion plans for club and corporate personnel, marketing programs, and factors related to regulatory and legal compliance, including, among others, updates of pending litigation, discussions with contract counterparties, and relevant regulatory updates.

Compensation Committee

The Compensation Committee of our Board evaluates performance and establishes and oversees executive compensation policy and makes decisions about base pay, incentive pay and any supplemental benefits for our executive officers. The Compensation Committee also administers our stock incentive plans and approves the grant of equity awards, the timing of the grants and the number of shares for which equity awards are to be granted to our executive officers, directors and other employees. The Compensation Committee also performs other duties and responsibilities as set forth in a charter approved by the Board. The Compensation Committee currently consists of four members of our Board: Paul N. Arnold (Chair), Bruce C. Bruckmann, Thomas J. Galligan III, and Kevin McCall. Each member of the Compensation Committee is independent, as required by the listing standards of Nasdaq. In addition, each member is an outside director, as defined under applicable federal tax rules and each of Messrs. Arnold, Galligan and McCall is a “non-employee director”, as defined under the applicable rules and regulations of the SEC. In fulfilling its responsibilities, the Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee. In 2011, the Compensation Committee established a subcommittee consisting of Messrs. Arnold, Galligan and McCall for purposes of granting awards under the Amended and Restated Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (the “2006 Stock Incentive Plan”). The Compensation Committee held six (6) meetings during the 2012 Fiscal Year and the subcommittee of the Compensation Committee held three (3) meetings during the 2012 Fiscal Year.

When considering decisions concerning the compensation of the executive officers listed in the Summary Compensation Table (the “Named Executive Officers”) (other than the Chief Executive Officer), the Compensation Committee asks for the Chief Executive Officer’s recommendations, including his evaluation of each Named Executive Officer’s performance. Each December, in connection with the preparation of the Company’s annual budget for the immediate succeeding fiscal year, the Chief Executive Officer and the Chief Financial Officer review the compensation of all key employees of the Company, including the Named Executive Officers. Once the Chief Executive Officer and the Chief Financial Officer have finalized the budget, the compensation component of the budget for the Named Executive Officers is submitted to the Compensation Committee for its review and approval. Following its approval, the entire proposed budget is submitted to Board for its review and approval.

No Named Executive Officer has a role in determining or recommending compensation for outside directors.

In addition, the Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In 2012, the Compensation Committee retained the services of Axiom Consulting Partners (“Axiom”), an outside compensation consultant, to review the executive and director compensation programs of the Company as it pertains to the Chief Executive Officer, the other executive officers and the non-employee members of the Board of Directors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board selects nominees to be recommended by the Board for election as directors and for any vacancies in such positions. The Nominating and Corporate Governance Committee also oversees the evaluation of our Board and management and oversees our Code of Ethics and Business Conduct. The Nominating and Corporate Governance Committee also performs other duties and responsibilities as set forth in a charter approved by the Board. The Nominating and Corporate Governance Committee currently consists of four members of our Board: J. Rice Edmonds, John H. Flood, Thomas J. Galligan III and Kevin McCall (Chair). Each member of the Nominating and Corporate Governance Committee is independent, as independence is defined for purposes of Nominating and Corporate Governance Committee membership by the listing standards of Nasdaq. The Nominating and Corporate Governance Committee held one (1) meeting during the 2012 Fiscal Year.

The Board seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. In that regard, in identifying candidates for membership on the Board of Directors, the Nominating and Corporate Governance Committee considers all factors it deems appropriate. The Nominating and Corporate Governance Committee considers director nominees on a case-by-case basis, and therefore has not formalized any specific, minimum qualifications that it believes must be met by a director nominee, identified any specific qualities or skills that it believes are necessary for one or more of our directors to possess, or formalized a process for identifying and evaluating nominees for director, including nominees recommended by stockholders. Although the Board does not have a policy with regard to the consideration of diversity in identifying director nominees, among the many factors that the Nominating and Corporate Governance Committee considers, are the benefits to the Company of gender and racial diversity in board composition.

When considering whether the Board’s directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the Board members’ or nominees’ biographical information set forth on pages 5-6. In particular, the Board noted the following experiences, qualifications, attributes and skills of the director nominees:

•

Mr. Giardina joined the Company in 1981, and as a result, has extensive experience both in the Company’s industry and with many facets of the Company’s day-to-day operations, having held the titles of President and Chief Operating Officer, prior to becoming Chief Executive Officer in 2002. Mr. Giardina also served as a director of the Company from March 2006 until November 2008.

•

Mr. Arnold: Mr. Arnold has extensive experience as an executive, serving as Chief Executive Officer of Cort Business Services, Inc., a Berkshire Hathaway company, from 1992 to 2012. Mr. Arnold also has experience as a director, including having served as a director of Cort Business Services, Inc. from 1992 to 2012. Mr. Arnold also has significant experience with the Company and the Company’s industry as a result of his service as a director of our Company since 1997.

•

Mr. Bruckmann: Mr. Bruckmann has extensive experience overseeing the operations of many companies in which the private equity firm he helped found, Bruckmann, Rosser, Sherrill & Co., LP, has invested, having been an investor and/or board member of over 20 companies over the last 25 years. Mr. Bruckmann is also a lawyer, and is a member of the bars of New Jersey and New York. As a result of Mr. Bruckmann’s experience, he has a comprehensive understanding of financial statements and financial and operational matters affecting public companies. Mr. Bruckmann also has significant experience with the Company and the Company’s industry as a result of his service as a director of our Company since 1996.

•

Mr. Edmonds: Mr. Edmonds has extensive experience overseeing the operations of many companies both during his years as a Managing Director at BRS, and also in connection with investments made by the private equity firm he founded, Edmonds Capital, LLC. Mr. Edmonds has also been a director of several public companies. Mr. Edmonds also has significant experience with the Company and the Company’s industry as a result of his service as a director of our Company since 2002.

•

Mr. Flood: Mr. Flood has extensive experience in marketing and branding both through his management of OldIron Sports and Entertainment, Inc., a company which he founded 11 years ago, and his senior positions at National Football League Properties as well as through his practice as an attorney specializing in sports and entertainment law.

•

Mr. Galligan: Mr. Galligan has extensive experience as an executive, serving as Chief Executive Officer of Papa Gino’s Holding Corp for 13 years and where he now serves as Executive Chairman. Mr. Galligan has also held executive positions at Morse Shoe, Inc. and PepsiCo., Inc. Mr. Galligan also has experience as a director of other public companies. As a result of Mr. Galligan’s experience, he has a comprehensive understanding of financial statements and financial and operational matters affecting public companies.

•

Mr. McCall: Mr. McCall has extensive experience evaluating and overseeing the many investments of the private equity firm he founded, Paradigm Capital Advisors, LLC and he currently serves as President and Chief Executive Officer of Paradigm Properties, LLC, a commercial real estate services company. As a result of Mr. McCall’s operating and investing experience, he has a comprehensive understanding of a wide variety of issues concerning commercial real estate, a factor the Board considers to be highly integral to the Company’s operations. Mr. McCall has also held a variety of director positions of both for profit and not-for-profit businesses. As a result of Mr. McCall’s experience, he has a comprehensive understanding of financial statements and financial and operational matters affecting public companies.

The Nominating and Corporate Governance Committee’s policy is to consider director candidates that are recommended by stockholders. The Nominating and Corporate Governance Committee will evaluate nominees for director recommended by stockholders in the same manner as nominees recommended by other sources. Stockholders wishing to bring a nomination for a director candidate at a stockholders’ meeting must give written notice to our Corporate Secretary, pursuant to the procedures set forth in the section of this Proxy Statement titled “Communicating with the Board of Directors” and subject to the deadline set forth in the section titled “Deadline for Receipt of Stockholder Proposals.” The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and our By-Laws.

Executive Committee

The Board of Directors has granted to the Executive Committee, subject to certain limitations set forth in its charter, the broad responsibility of exercising the authority of the Board of Directors in the oversight of our business during the intervals between meetings of the Board of Directors. The Executive Committee meets only as necessary and held two (2) meetings during the 2012 Fiscal Year.

Communicating with the Board of Directors

Stockholders and other interested parties may communicate with the Board, including the non-management directors as a group, by writing to the Board, c/o Corporate Secretary, Town Sports International Holdings, Inc. at 5 Penn Plaza (4th Floor), New York, New York 10001. Inquiries will be reviewed by the Company’s Corporate Secretary and will be distributed to the appropriate members of the Board depending on the facts and circumstances outlined in the communication received. For example, if a complaint concerning accounting, internal accounting controls or auditing matters was received, it would be forwarded by the Corporate Secretary to the Audit Committee. The Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate.

Corporate Governance Documents

The Board has adopted a Code of Ethics and Business Conduct that applies to all officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Ethics and Business Conduct can be accessed in the “Investor Relations — Corporate Governance” section of our website at www.mysportsclubs.com, as well as any amendments to, or waivers under, the Code of Ethics and Business Conduct with respect to our principal executive officer, principal financial officer and principal accounting officer or controller. Copies may be obtained without charge by writing to Town Sports International Holdings, Inc., 5 Penn Plaza (4th Floor), New York, New York 10001, Attention: Investor Relations. Copies of the charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee of our Board of Directors, as well as copies of our certificate of incorporation and By-Laws, can also be accessed in the “Investor Relations — Corporate Governance” section of our website at www.mysportsclubs.com.

Director Compensation for the 2012 Fiscal Year

Summary of Compensation for the 2012 Fiscal Year

Under our director compensation policy in effect during the 2012 Fiscal Year, Directors who were also officers or employees of the Company received no additional compensation for services as a director.

Directors who were not officers or employees of the Company or any of its subsidiaries (each, a “Non-Employee Director”) received the following compensation for the 2012 Fiscal Year:

•	The following Non-Employee Directors received the following annual retainer:

•	The non-executive chairman of the Board received a $100,000 annual retainer.

•	Each Non-Employee Director (other than the non-executive chairman of the Board) received a $50,000 annual retainer.

•	The chairman of the Audit Committee received an additional $10,000 annual retainer.

•	Each chairman of each committee of the Board (other than the chairman of the Audit Committee) received an additional $5,000 annual retainer.

•

The annual retainer amounts set forth above are payable quarterly in arrears on the fifth business day prior to the end of each calendar quarter. For each year, any such Board member may elect (by giving written notice to the Company on or before the first business day of the applicable calendar year) to receive such annual retainer in the form of shares of Common Stock of the Company, payable quarterly in arrears on the fifth business day prior to the end of each calendar quarter under the 2006 Stock Incentive Plan (with the value of such shares of Common Stock being the Fair Market Value (as defined in the 2006 Stock Incentive Plan) thereof on the fifth business day before the end of each calendar quarter). Notwithstanding the preceding sentence, any Board member who has so elected to receive such annual retainer in the form of shares of Common Stock of the Company may revoke such election for the balance of such calendar year by giving written notice to the Company at any time when such Board member is otherwise eligible to purchase and sell shares of Common Stock of the Company pursuant to the Company’s then existing trading policies and procedures with respect to such purchases and sales. This annual retainer will be pro-rated for any partial year.

•

Each existing Non-Employee Director receives an annual award of stock on the third Wednesday of each calendar year as follows, with each award being fully vested as of the award date, and will otherwise be subject to the terms of the 2006 Stock Incentive Plan:

•	Chairman of the Board: 2,500 shares

•	Each Non-Employee Director (other than the non-executive chairman of the Board): 1,667 shares

•

Each new Non-Employee Director joining the Board will receive an initial award of 1,667 shares of stock, which shares will be fully vested as of the award date. Each new Non-Employee Director will be eligible in the following year to receive the annual stock award referred to above.

•	No member of the Board receives any fees for attending any meetings of the Board.

•	Each Non-Employee Director and each member of a Board committee is reimbursed for any out-of-pocket expenses reasonably incurred by him or her in connection with services provided in such capacity.

The following table sets forth information concerning the compensation to each of our Non-Employee Directors in the 2012 Fiscal Year:

DIRECTOR COMPENSATION FOR 2012

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Keith E. Alessi(4)	17,857	14,486	—	—	32,343
Paul N. Arnold	55,000	14,486	290	3,000	72,776
Bruce C. Bruckmann	55,000	14,486	—	6,000	75,486
J. Rice Edmonds	50,000	14,486	—	6,000	70,486
John H. Flood III(5)	32,143	21,654	—	—	53,797
Thomas J. Galligan III	110,000	21,725	12,049	24,000	167,774
Kevin McCall	55,000	14,486	1,300	9,000	79,786

(1)

This column represents the aggregate grant date fair value of stock awards granted to each of the Non-Employee Directors in Fiscal Year 2012 computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation — Stock Compensation (ASC Topic 718). For additional information about the valuation assumptions with respect to all grants reflected in this column, refer to note 11 of the financial statements of Town Sports International Holdings, Inc. in its Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission.

These amounts reflect the aggregate grant date fair values calculated under ASC Topic 718 and may not correspond to the actual value that will be recognized by the Non-Employee Directors.

(2)	Represents additional expense recorded pursuant to ASC Topic 718 in connection with the modification of certain outstanding option awards in connection with the special dividend paid to stockholders in December 2012.

(3)	Represents cash bonuses equal to $3.00 per vested, in-the-money stock option in connection with the special dividend paid to stockholders in December 2012.

(4)	Mr. Alessi ceased to be a member of our Board of Directors on May 10, 2012.

(5)	Mr. Flood joined our Board of Directors on May 10, 2012.

The following table details grants of stock awards to each of our Non-Employee Directors in 2012. The table includes the grant date and grant date fair value of each 2012 stock award, and the aggregate number of outstanding stock option awards as of December 31, 2012 owned by each Non-Employee Director.

Name	Grant Date(1)	Stock Awards (#)	Grant Date Fair Value ($)(2)	Total Number of Unexercised Stock Option Awards on December 31, 2012 (#)(3)
Keith E. Alessi(4)	1/18/2012	1,667	14,486	—
Paul N. Arnold	1/18/2012	1,667	14,486	2,000
Bruce C. Bruckmann	1/18/2012	1,667	14,486	2,000
J. Rice Edmonds	1/18/2012	1,667	14,486	2,000
John H. Flood	5/10/2012	1,667	21,654	—
Thomas J. Galligan III	1/18/2012	2,500	21,725	18,315
Kevin McCall	1/18/2012	1,667	14,486	8,000

(1)	These awards relate to the annual issuance of stock awards to the Non-Employee Directors, which awards were fully vested as of the date of grant.

(2)	This column represents the aggregate grant date fair value of stock awards granted to each of the Non-Employee Directors in Fiscal Year 2012 computed in accordance with ASC Topic 718. For additional information about the valuation assumptions with respect to all grants reflected in this column, refer to note 11 of the financial statements of Town Sports International Holdings, Inc. in its Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission. These amounts reflect the aggregate grant date fair values calculated under ASC Topic 718 and may not correspond to the actual value that will be recognized by the Non-Employee Directors.

(3)	Reflects adjustments in connection with the special dividend paid to stockholders in December 2012. All stock options are vested, except that Mr. Galligan holds 5,315 unvested stock options, which vest in two remaining annual installments on August 2, 2013 and 2014.

(4)	Mr. Alessi ceased to be a member of our Board of Directors on May 10, 2012.

Summary of Compensation for the 2013 Fiscal Year

Beginning in January 2013, compensation paid to Non-Employee Directors will be as follows:

The following non-employee Board members will receive the following annual retainer:

•	The non-executive chairman of the Board will receive a $100,000 annual retainer;

•	Each non-employee Board member (other than the non-executive chairman of the Board) will receive a $60,000 annual retainer;

•	The chairman of the Audit Committee will receive an additional $15,000 annual retainer;

•	The chairman of the Compensation Committee will receive an additional $7,500 annual retainer; and

•	Each chairman of each Committee of the Board (other than the chairman of the Audit Committee and the chairman of the Compensation Committee) will receive an additional $6,000 annual retainer.

•

The annual retainer amounts set forth above shall be payable quarterly in arrears on the fifth business day prior to the end of each calendar quarter. For each year, any such Board member may elect (by giving written notice to the Company on or before the first business day of the applicable calendar year) to receive such annual retainer in the form of shares of Common Stock of the Company, payable quarterly in arrears on the fifth business day prior to the end of each calendar quarter under the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (with the value of such shares of Common Stock being the Fair Market Value (as defined in the 2006 Stock Incentive Plan) thereof on the fifth business day before the end of each calendar quarter). Notwithstanding the preceding sentence, any Board member who has so elected to receive such annual retainer in the form of shares of Common Stock of the Company may revoke such election for the balance of such calendar year by giving written notice to the Company at any time when such Board member is otherwise eligible to purchase and sell shares of Common Stock of the Company pursuant to the Company’s then existing trading policies and procedures with respect to such purchases and sales. This annual retainer will be pro-rated for any partial year.

•

Each non-employee Board member will receive an annual award of Common Stock on the third Wednesday of each calendar year as follows, with each award being fully vested as of the award date, and will otherwise be subject to the terms of the 2006 Stock Incentive Plan:

•	Chairman of the Board: shares of common stock with a Fair Market Value (as defined in the 2006 Stock Incentive Plan) of $45,000 on the award date

•	Other non-employee Board member: shares of common stock with a Fair Market Value (as defined in the 2006 Stock Incentive Plan) of $40,000 on the award date

•	Additional grants may be made from time to time.

•

Each new non-employee Board member joining the Board will receive an initial award of shares of Common Stock with a Fair Market Value (as defined in the 2006 Stock Incentive Plan) of $40,000 on the award date, which shares shall be fully vested as of the award date. Each new non-employee Board member will be eligible in the following year to receive the annual award of Common Stock referred to above.

•	No member of the Board will receive any fees for attending any meetings of the Board or its committees.

•

Each non-employee Board member and each member of a Board committee will be reimbursed for any out-of-pocket expenses reasonably incurred by him or her in connection with services provided in such capacity.

Stock Ownership Policy

Beginning in 2013, each non-employee Board member will be required to hold shares of common stock with a Fair Market Value (as defined in the 2006 Stock Incentive Plan) equal to four times the amount of the annual cash retainer payable to directors. All shares of common stock bought by the director or an immediate family member residing in the same household, all shares held in trust for the benefit of the director or his or her family, and all shares granted under the Company’s equity compensation plans will count towards the satisfaction of these requirements.

Each Non-Employee Director will be required to attain such ownership within five years of joining the Board, or in the case of directors serving as of January 1, 2013, by January 1, 2018, and to continue to meet such requirements as of every December 31 of each successive year. If, following the fifth anniversary of joining the Board (or January 1, 2018 in the case of directors serving as of January 1, 2013), the Fair Market Value (as defined in the 2006 Stock Incentive Plan) of the common stock decreases such that the director is no longer in compliance with these requirements, the director will not be required to acquire any additional shares of common stock.

In the event that a director fails to comply with these share ownership requirements, he or she will be required to tender his or her resignation from the Board, in which case the Board will, in its discretion, determine whether or not to accept such resignation.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Arnold, Bruckmann, Galligan and McCall. During the 2012 Fiscal Year:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•

none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000, except that during Fiscal Year 2012, Bruce C. Bruckmann, one of our directors and a member of the Compensation Committee, held approximately $1.1 million principal amount of our loans under our senior secured credit agreement (described in Note 8 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012), which he had acquired through open market purchases, in respect of which Mr. Bruckmann received an aggregate amount of approximately $81,000 in interest payments and a consent fee during Fiscal Year 2012;

•

none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

•

none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board.

OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of March 15, 2013, by (1) each person or group of affiliated persons whom we know to beneficially own more than five percent of our common stock; (2) each of the Named Executive Officers; (3) each of our directors and director-nominees; and (4) all of our current directors and executive officers as a group.

Name and Address	Number of Shares Beneficially Owned**	Percentage of Common Stock Outstanding***
5% Stockholders
Farallon Entities(1)	4,060,082	16.9%
The Goldman Sachs Group, Inc.(2)	1,645,641	6.9%
Richard A. Rubin/Hawkeye Capital Master/Hawkeye Capital Management, LLC(3)	1,400,000	5.8%
Named Executive Officers and Directors
Robert J. Giardina(4)	422,968	1.8%
Daniel Gallagher(5)	310,174	1.3%
Terry G. Kew(6)	89,000	*
David M. Kastin(7)	147,776	*
Paul L. W. Barron(8)	45,025	*
Paul N. Arnold(9)	86,783	*
Bruce C. Bruckmann(10)	1,152,980	4.8%
J. Rice Edmonds(11)	47,298	*
John H. Flood III	25,631	*
Thomas J. Galligan III(12)	103,375	*
Kevin McCall(13)	67,569	*
Directors and Executive Officers as a group (12 persons)(14)	2,546,505	10.4%

*	Less than 1%.

**	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock with respect to which such person has (or has the right to acquire within 60 days, i.e., by May 14, 2013 in this case) sole or shared voting power or investment power.

***	Percentage of beneficial ownership is based on 24,020,887 shares of common stock outstanding at March 15, 2013.

(1)

Based on our review of the Schedule 13D filed with the SEC on March 4, 2010 by the entities and persons set forth below, setting forth ownership information as of February 23, 2010, and subsequent information provided to us. The entities and persons set forth below have an address at One Maritime Plaza, Suite 2100, San Francisco, California 94111. Consists of 1,396,011 shares directly held by Farallon Capital Partners, L.P. (“FCP”), 1,574,334 shares directly held by Farallon Capital Institutional Partners, L.P. (“FCIP”), 1,021,256 shares directly held by Farallon Capital Institutional Partners II, L.P. (“FCIP II”), 2,500 shares directly held by Farallon Capital Institutional Partners III, L.P. (“FCIP III”), 65,981 shares directly held by Farallon Capital Offshore Investors II, L.P. (collectively with FCP, FCIP, FCIP II and FCIP III, the “Farallon Entities”). As the general partner of each of the Farallon Entities, Farallon Partners, L.L.C. (“FPLLC”) may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Entities. As managing members of FPLLC, William F. Duhamel, Richard B. Fried, Daniel J. Hirsch, Monica R. Landry, Davide Leone, Douglas M. MacMahon, Jason E. Moment, Ashish H. Pant, Rajiv A. Patel, Andrew J. M. Spokes, Richard H. Voon and Mark C. Wehrly, may each, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the

Farallon Entities. FPLLC and each of its managing members disclaim any beneficial ownership of such shares. All of the above-mentioned entities and individuals disclaim group attribution.

(2)	Based on our review of the Schedule 13G filed with the SEC on February 13, 2013 by The Goldman Sachs Group, Inc. and Goldman, Sachs & Co., whose address is 200 West Street, New York, New York 10282, reporting shared voting and dispositive power as of December 31 2012 of 1,645,641 shares of common stock. The securities being reported on by The Goldman Sachs Group, Inc., (“GS Group”) as a parent holding company, are owned, or may be deemed to be beneficially owned, by Goldman, Sachs & Co. (“Goldman Sachs”), a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934 and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Goldman Sachs is a direct and indirect wholly-owned subsidiary of GS Group.

(3)	Based on our review of the Schedule 13G filed with the SEC on March 8, 2013 by Hawkeye Capital Master, Richard A. Rubin and Hawkeye Capital Management, LLC, reporting that Richard A. Rubin has sole voting power and dispositive power over 1,400,000 shares of common stock. The principal business address of Richard A. Rubin and Hawkeye Capital Management, LLC is 800 Third Avenue, 9th Floor, New York, NY 10022. The principal place of business for Hawkeye Capital Master is P.O. Box 897GT, Windward 1 Regatta Office Park, West Bay Road, Georgetown, Grand Cayman, Cayman Islands.

(4)	Includes 125,000 shares of common stock issuable upon exercise of options before May 14, 2013. Also includes 95,000 shares of unvested restricted stock, 20,000 of which vest in annual installments of 10,000 shares on each of March 1, 2014 and 2015, 40,000 of which vest in annual installments of 10,000 shares on each of October 30, 2013, 2014, 2015 and 2016 and 35,000 of which vest in annual installments of 8,750 shares on each of March 11, 2014, 2015, 2016 and 2017.

(5)	Includes 238,424 shares of common stock issuable upon exercise of options before May 14, 2013. Also includes 57,750 shares of unvested restricted stock, 18,750 of which vest in annual installments of 6,250 on each of October 31, 2013, 2014 and 2015, 25,000 of which vest in annual installments of 6,250 on each of October 30, 2013, 2014, 2015 and 2016 and 14,000 of which vest in annual installments of 3,500 on each of March 11, 2014, 2015, 2016 and 2017.

(6)	Includes 89,000 shares of unvested restricted stock, 75,000 of which vest in annual installments of 18,750 on May 18, 2013, 2014, 2015 and 2016 and 14,000 of which vest in annual installments of 3,500 on each of March 11, 2014, 2015, 2016 and 2017.

(7)	Includes 107,500 shares of common stock issuable upon exercise of options before May 14, 2013. Also includes 31,250 shares of unvested restricted stock, 11,250 of which vest in annual installments of 3,750 on each of October 31, 2013, 2014 and 2015, 10,000 of which vest in annual installments of 2,500 on each of October 30, 2013, 2014, 2015 and 2016 and 10,000 of which vest in annual installments of 3,500 on each of March 11, 2014, 2015, 2016 and 2017.

(8)	Includes 3,750 shares of common stock issuable upon exercise of options before May 14, 2013. Also includes 37,375 shares of unvested restricted stock, 9,375 of which vests in annual installments of 3,125 on each of October 31, 2013, 2014 and 2015, 6,000 of which vest in annual installments of 2,000 on each of April 27, 2014, 2015 and 2016, 8,000 of which vest in annual installments of 2,000 on each of October 30, 2013, 2014, 2015 and 2016 and 14,000 of which vest in annual installments of 3,500 on each of March 11, 2014, 2015, 2016 and 2017.

(9)	Includes 2,000 shares of common stock issuable upon exercise of options before May 14, 2013.

(10)	Includes 8,238 shares held by a limited partnership in which Mr. Bruckmann is a general partner and 2,000 shares of common stock issuable upon exercise of options before May 14, 2013. Does not include 354,077 shares held in trust for the benefit of Mr. Bruckmann’s children, in which Mr. Bruckmann’s former wife is the trustee.

(11)	Includes 2,000 shares of common stock issuable upon exercise of options before May 14, 2013.

(12)	Includes 13,000 shares of common stock issuable upon exercise of options before May 14, 2013.

(13)	Includes 8,000 shares of common stock issuable upon exercise of options before May 14, 2013.

(14)	Includes 528,424 shares of common stock issuable upon exercise of options before May 14, 2013 and 327,750 shares of unvested restricted stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon a review of (1) the copies of Section 16(a) reports which Town Sports has received from such persons or entities for transactions in our common stock and their common stock holdings for the 2012 Fiscal Year, and (2) the written representations received from one or more of such persons or entities that no annual Form 5 reports were required to be filed by them for the 2012 Fiscal Year, Town Sports believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than ten percent of its common stock, except that (i) Scott Milford failed to include the disposition of 1,169 stock options and the acquisition of 7,000 shares of common stock, each on September 19, 2012, on an otherwise timely filed Form 4 and (ii) J. Rice Edmonds failed to timely report one transaction in a prior year.

EXECUTIVE OFFICERS

The executive officers of Town Sports International, and their ages and positions as of March 15, 2013, are:

Name	Age	Position
Robert J. Giardina	55	Chief Executive Officer, President and Director
Paul L. W. Barron	47	Chief Information Officer
Daniel Gallagher	45	Chief Financial Officer
David M. Kastin	45	Senior Vice President — General Counsel and Corporate Secretary
Terry G. Kew	52	Chief Operating Officer
Scott R. Milford	48	Senior Vice President — Human Resources

Mr. Giardina’s biography follows the table listing our directors. Biographies for our other executive officers are:

Paul L. W. Barron has been our Chief Information Officer since joining us in February 2011. Prior to joining us, Mr. Barron was Vice President — Global Accounts at Newmarket International, an information technology consulting firm servicing, primarily, the hospitality industry from January 2010 to January 2011. From March 2000 until January 2010, Mr. Barron was employed at Starwood Hotels & Resorts Worldwide, holding several senior positions, most recently as Vice President — Global Solutions, Property Operations and Global Development.

Daniel Gallagher has been our Chief Financial Officer since March 31, 2008. Mr. Gallagher joined us in February 1999 as Vice President — Finance and was promoted to Senior Vice President — Finance in November 2007. Mr. Gallagher is a former Certified Public Accountant in the State of New York and holds a Bachelors of Science in Accounting from Villanova University. Mr. Gallagher began his career with Coopers and Lybrand in the Business Assurance Practice (audit). After the merger of Coopers and Lybrand with Price Waterhouse, his career continued in a management role and he joined the Mergers and Acquisition Consulting Group in 1998.

David M. Kastin has been our Senior Vice President-General Counsel and Corporate Secretary since joining us in August 2007, and since April 2010 oversees the management of our real estate portfolio. From March 2007 through July 2007, Mr. Kastin was Senior Associate General Counsel and Corporate Secretary of Sequa Corporation, a diversified manufacturer. From March 2003 through December 2006, Mr. Kastin was in-house counsel at Toys “R” Us, Inc., most recently as Vice President — Deputy General Counsel. From 1996 through 2003, Mr. Kastin was an associate in the corporate and securities departments at several prominent New York law firms, including Bryan Cave LLP. From September 1992 through October 1996, Mr. Kastin was a Staff Attorney in the Northeast Regional Office of the U.S. Securities and Exchange Commission.

Terry G. Kew has been our Chief Operating Officer since May 2012. Mr. Kew most recently was employed as a member of the global executive team of Fitness First Group Ltd, an owner and operator of health and fitness clubs in Europe, Asia and Australia. From 2000 until 2008, Mr. Kew was chief operating officer of Fitness First Australia. Prior to 2000, Mr. Kew was employed at various health and fitness companies located internationally.

Scott R. Milford has been our Senior Vice President-Human Resources since December 2009. Mr. Milford joined us as Vice President–Human Resources in November 2008. From July 2008 until joining us, Mr. Milford was Group Executive Director, Human Resources at Condé Nast Publications. Prior to that, Mr. Milford served in a number of field and corporate leadership positions at Starbucks Coffee Company, which he joined in 2003. From 1999 until 2003, Mr. Milford was Vice President, Human Resources at Universal Music Group. From 1991 until 1999, Mr. Milford was employed at Blockbuster Entertainment and then at Viacom International, the parent company of Blockbuster where Mr. Milford held varying positions in the human resources department.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

2012 Fiscal Year Overview and Summary

2012 Company Performance

During the 2012 Fiscal Year, despite a challenging fourth quarter, including the impact of Hurricane Sandy, the Company achieved improved financial results and was able to return value to shareholders. Specifically, in 2012, the Company delivered:

•	Total Revenue of $479.0 million, compared to 2011 Total Revenue of $466.9 million, an increase of 2.6%.

•	Operating Margin of 8.7% compared to 7.6% in 2011.

•	Net Income of $12.0 million compared to $6.3 million in 2011, an increase of 89.5%.

•	Diluted Earnings Per Share of $0.50 compared to diluted earnings per share of $0.27 in 2011.

In the 2012 Fiscal Year, we returned significant value to shareholders in the form of a $3.00 per share dividend paid to our stockholders in December 2012.

2012 Fiscal Year Compensation Decisions and Results

The Compensation Committee made several key compensation determinations in the 2012 Fiscal Year.

•

Salary: Mr. Giardina received an increase in base salary, from $520,000 per year to $650,000, following a review of a benchmarking study against peer companies. The other Named Executive Officers received modest salary increases in the 2012 Fiscal Year, consistent with salary increases of management employees.

•

Annual Cash Incentive: Our annual cash incentive plan was again subject to the achievement of specified financial targets for the following metrics: Adjusted EBITDA, Return on Assets and Budgeted Revenue. Mr. Giardina’s annual bonus opportunity was increased from 75% of salary to 100% of salary, the bonus opportunities for the other Named Executive Officers remained constant from the previous year. We exceeded the Adjusted EBITDA targets and Return on Assets, but underperformed on the Budgeted Revenue target, resulting in achievement of 108.1% of target bonus under the plan.

•	Long-Term Equity Incentives: Consistent with grants in 2011, the Company granted the Named Executive Officers restricted stock, which vests over a four-year period, subject to continued employment.

•

Hiring of Terry Kew, Chief Operating Officer: In the 2012 Fiscal Year, the Company hired Terry Kew as Chief Operating Officer. Mr. Kew’s employment agreement provides for an annual salary of $350,000 and an annual bonus opportunity of 50% of base salary, comparable with the compensation paid to our former chief operating officer.

Compensation Objectives and Strategy

The Company’s compensation program for our executive officers is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability and to reward them for their contribution to the Company’s performance and for creating long term value for the Company’s stockholders. The primary objectives of the program are to:

•	Attract and retain top tier executive talent who will draw upon their experience across industries to lead the Company in meeting its objectives

Our overall compensation levels are targeted to attract and retain the best executives in light of the competition for executive talent. The Compensation Committee generally targets total direct compensation (base salary plus annual non-equity incentive compensation at target plus stock-based long-term incentive opportunity) at the market median for target performance. However, the competitiveness of individual components (such as base salary, annual non-equity incentive compensation or long-term incentive opportunity) may at times be below or above the market median due to performance achievement against goals, employment experience and labor market demands.

•	Motivate and reward the achievement of critical strategic, operational and financial objectives through highly transparent programs that directly link performance and pay

A significant component of an executive officer’s total compensation package is annual non-equity incentive compensation which links an executive officer’s compensation directly to specific financial performance goals of the Company. If the Company does not meet the financial performance targets set by the Compensation Committee, the executive officers generally would not receive any annual non-equity incentive compensation.

•	Reward for collective accomplishments to support the Company’s strong team orientation while promoting individual accountability through achievement of individual goals and milestones

Compensation depends in significant measure on Company results, but individual accomplishments are also very important factors in determining each Named Executive Officer’s compensation. For example, annual non-equity incentive compensation is based not only on the financial performance of the Company, but may be adjusted based on a review of the individual performance of an executive. The Compensation Committee also has the ability to award discretionary cash bonuses based on an executive’s achievements throughout the year.

•	Align the interests of executives with those of stockholders

The Compensation Committee believes that the interests of executives and stockholders should be substantially aligned. Accordingly, a portion of the total compensation for the Named Executive Officers is in the form of stock-based compensation, which the Compensation Committee believes keeps the interests of executives aligned with those of the Company’s stockholders and promotes a long-term commitment to the Company.

The Company’s executive compensation programs are approved and administered by the Compensation Committee of the Board. Working with management, the Compensation Committee has developed a compensation and benefits strategy that rewards performance and productive behaviors and reinforces a culture that the Compensation Committee believes will drive long-term success.

Compensation Determination Process

The Compensation Committee is responsible for setting our executive compensation objectives and policies, establishing our executive compensation program in a manner consistent with those objectives and policies and determining the compensation for our executive officers. Determining the appropriate level of executive compensation is not an exact science and involves careful deliberation and business judgment. See “Corporate Governance and Board Matters — Committee Membership — Compensation Committee” for more information on the Compensation Committee and its practices.

The compensation of the Chief Executive Officer (CEO) is determined by the Compensation Committee based on (1) the Compensation Committee’s assessment of the Company’s overall performance and the individual performance of the CEO, (2) previous compensation levels provided to the CEO and (3) comparable compensation data for the Compensation Comparison Group (described below) provided by Axiom Consulting Partners (“Axiom”), an outside compensation consultant periodically engaged by the Compensation Committee to review the executive compensation program of the Company as it pertains to the CEO and the other executive officers. The Compensation Committee most recently re-engaged Axiom to perform an analysis of the Company’s compensation programs in 2012. The Compensation Committee based its compensation decisions in the first half of the 2012 Fiscal Year upon analysis previously conducted by Axiom in 2010, which had previously been the most recent engagement of Axiom, and its compensation decisions in the latter half of the 2012 Fiscal Year on an analysis provided to the Compensation Committee in July 2012. Axiom does not provide any other services to the Company unless approved by the Compensation Committee, and no such other services were provided in the 2012 Fiscal Year. After considering the relevant factors, the Company has determined that no conflicts of interest have been raised in connection with the services Axiom performed for the Company in the 2012 Fiscal Year.

With respect to compensation for the other Named Executive Officers, the Compensation Committee considers a variety of factors, including Company and individual performance, the recommendations of the CEO, and comparable compensation data for the Compensation Comparison Group provided by Axiom in 2010 and 2012.

The Compensation Committee, with the assistance of the CEO (with respect to the other Named Executive Officers only), seeks to set the target for total direct compensation (that is, the sum of base salary, annual non-equity incentive compensation and stock-based long-term incentive awards) of our executives, including the Named Executive Officers, at levels that are competitive with equivalent positions at a select group of companies that the Compensation Committee believes to be an appropriate reference group (the “Compensation Comparison Group”). Data for the Compensation Comparison Group includes (1) information about a “peer group” of companies and (2) data from well-established, publicly available general industry compensation surveys that have been calibrated to compare to companies of the Company’s size. The peer group is a group primarily consisting of employee-intensive companies of comparable size that deliver service-oriented, personal selling focused, discretionary fitness and lifestyle-related services in comparatively large facilities. The second group is composed of public companies with median revenue and/or market capitalization comparable to that of the Company. We regard the peer group as potential competition for executive talent. The Compensation Committee believes that the inclusion of information regarding general industry compensation practices reflects the labor market for those executive positions that are not industry-specific, adding to the validity and reliability of the comparison.

Information about the Company’s peer group’s historical compensation practices was used as one factor in setting 2012 salary and non-equity incentive compensation. The peer group utilized in the 2012 Fiscal Year consisted of the following companies, which were determined in consultation with Axiom: Bluegreen Corporation; Cedar Fair, L.P.; Dover Downs Combined Entity; Isle of Capri Casinos, Inc.; Life Time Fitness, Inc.; Marriott Vacations Worldwide Corporation; Morgans Hotel Group Co.; MTR Gaming Group, Inc.; Nutrisystem, Inc.; Six Flags Entertainment Corporation; Steiner Leisure Limited; The Marcus Corporation; and Weight Watchers International, Inc. The 2012 peer group differed significantly from the peer group developed in consultation with Axiom in 2010 and referenced for compensation decisions in the first half of 2012. The peer group was revised predominantly to remove all restaurants, retail operations and parking operations as a result of feedback from the Compensation Committee and senior management regarding relevant business models. The 2012 peer group includes the fitness, weight reduction/spa services, hotels, resorts and amusement parks industries, with median 2011 fiscal year revenue of $702 million and median market capitalization of $368 million as of March 30, 2012. The Company’s revenue, operating margin and market capitalization fell in between the 25th and 50th percentiles of those of the peer group.

Pay Levels and Benchmarking

Pay levels for the Named Executive Officers are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and the performance of the individual and the Company as a whole. In determining pay levels, the Compensation Committee considers all forms of compensation and benefits. The Compensation Committee has historically targeted total direct compensation (that is, the sum of base salary, annual cash bonuses and stock-based long-term incentive awards) at the market median of the peer group for target performance. However, as noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as performance achievement against goals, the diversity of executive backgrounds, employment history and labor market demands.

Compensation Structure

Pay Elements — Overview

The Company utilized four main components of compensation during 2011:

•	Base Salary — fixed cash compensation to attract and retain key executives, recognizing and rewarding the application of their skills and experience in fulfillment of their responsibilities.

•	Annual Cash Incentive Compensation — variable cash compensation paid in accordance with the achievement of established annual objectives.

•

Long-term Equity Incentives — equity-based compensation that grows in value in accordance with long-term value creation, aligning executive and stockholder interests, and giving executives an opportunity to participate in the Company’s success over time.

•	Benefits and Perquisites — these may include disability insurance, medical and dental insurance benefits and retirement savings and free membership to the clubs.

Pay Elements — Details

1. Base Salary

As part of its review of the annual budget for the immediately succeeding fiscal year, the Board reviews the base salaries and other compensation for our Named Executive Officers and makes adjustments as warranted based on individual responsibilities and performance, Company performance in light of market conditions and competitive practice. Salary adjustments for any given year are generally approved at the end of the immediately preceding year and implemented during the first quarter of the calendar year.

Historically, salary increases have been based on cost of living increases and range from 3-4%. Salary increases for Named Executive Officers are generally consistent with those of other management employees. In November 2011, the Compensation Committee approved a salary increase for all Named Executive Officers, other than Mr. Giardina, of 3% effective January 1, 2012.

In connection with Mr. Giardina’s hiring in March 2010, Mr. Giardina’s 2010 base salary was set to be identical to that of the departing CEO and President, Alexander Alimanestianu, which had been determined by Axiom in mid-2010 to be slightly below the median of the Compensation Comparison Group peer group for executives in similar positions. In March 2011, Mr. Giardina’s salary was increased from $505,000 to $520,000. Following a review of the benchmarking study performed by Axiom, including a conclusion that Mr. Giardina’s salary was significantly below the median of chief executive officers in the Compensation Comparison Group peer group, on August 24, 2012, the Compensation Committee increased Mr. Giardina’s salary to $650,000 per year, retroactive to March 1, 2012.

The compensation study performed by Axiom revealed that base salaries for the Company’s most highly compensated employees, including the Named Executive Officers, generally were below or within the competitive range of median salaries within the Compensation Comparison Group peer group in 2012. The Compensation Committee believes that individual salaries may range above or below the median based on a variety of factors, including the potential impact of the executive’s role at the Company, the terms of the executive’s employment agreement, if any, the experience the executive brings to the position and the performance and potential of the executive in his or her role. Based on the foregoing, effective March 1, 2013, the Compensation Committee increased base salaries of the Named Executive Officers as follows: Mr. Giardina ($669,500), Mr. Gallagher ($360,500), Mr. Kew ($360,500), Mr. Kastin ($315,524), and Mr. Barron ($302,357).

2. Annual Cash Incentive Compensation

Annual incentive compensation for designated key employees is paid under our Amended and Restated 2006 Annual Performance Bonus Plan (the “Bonus Plan”). The Bonus Plan is designed to grant bonus awards to such individuals as an incentive to contribute to our profitability. The Compensation Committee administers the

Bonus Plan. Bonus targets are set at a percentage of base salary and are paid based on the Company’s achievement of performance goals established on or before March 30 of the applicable calendar year and the attainment of personal performance objectives established individually by each employee at the beginning of each year. We seek to calibrate annual incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded.

In connection with Mr. Giardina’s hiring in March 2010, Mr. Giardina’s 2010 target bonus as a percent of base salary (75%) was set to be identical to that of the departing CEO and President, Mr. Alimanestianu, which had been determined by Axiom in mid-2010 to be competitive to the median of the Compensation Comparison Group peer group for executives in similar positions. In January 2012, the Compensation Committee, in taking into account the performance of the Company since March 2010, increased Mr. Giardina’s target bonus as a percent of base salary to 100%, commencing with the 2012 Fiscal Year. The target bonus percentage for the other named executive officers remained constant from the previous year (and in the case of Mr. Kew, was constant with that of the former chief operating officer in the previous year).

Under the Bonus Plan, participants are eligible to receive bonus awards that may be expressed, at the Compensation Committee’s discretion, as a fixed dollar amount, a percentage of compensation (whether base pay, total pay or otherwise) or an amount determined pursuant to a formula. Annual non-equity incentive plan awards are contingent upon the attainment of certain pre-established performance targets established by the Compensation Committee, which may include, without limitation, the following:

•	earnings before interest, taxes, depreciation and amortization (EBITDA);

•	return on equity, assets or capital;

•	gross or net revenues;

•	earnings per share; or

•	such other goals established by the Compensation Committee.

The amount of an annual non-equity incentive compensation award may also depend on the performance of the employee.

Prior to the 2011 Fiscal Year, annual non-equity incentive compensation had been based entirely on achievement of Adjusted EBITDA targets and personal performance. Beginning in 2011, the Compensation Committee determined to base the annual non-equity incentive plan compensation award on the achievement of targets related to return on assets, Adjusted EBITDA and budgeted revenue in order to more closely align management incentives to overall Company performance. In addition, beginning in 2011, the Compensation Committee instituted a deferral aspect for the annual non-equity incentive plan compensation award, whereby amounts earned above 133% of the target bonus will be deferred and be payable in equal annual installments over a three-year period, subject to acceleration upon specified termination events. The Compensation Committee decided to defer a portion of the annual non-equity incentive plan compensation award over a three-year period in order for the annual non-equity incentive plan compensation award to serve as an additional retention tool.

For the 2012 Fiscal Year, the non-equity incentive plan award is computed as shown in the table below. Actual amounts earned under the Bonus Plan by the Named Executive Officers in the 2012 Fiscal Year are set forth in the Summary Compensation Table:

Component	Weight	Goal	Actual Performance	Achievement of Target Bonus
Target Return on Assets	20%	15.54%	16.1%	28.1%
Target Adjusted EBITDA	60%	$97,552,000	$99,833,000	80.0%
Target Revenue	20%	$487,524,000	$478,981,000	0%

Total				108.1%

The definition of Adjusted EBITDA for executive bonus computation purposes is earnings before interest, taxes, depreciation, amortization, compensation expense incurred in connection with stock options of the Company, less items of a non-recurring nature as approved by the Compensation Committee, and adjusted for any increase or decrease in any employee’s target bonus percentage. In the 2012 Fiscal Year, non-recurring or other items included in the calculation of Adjusted EBITDA included primarily the charges related to the $3.00 dividend declared by the Board on November 16, 2012, described below.

Return on assets for executive bonus computation purposes is calculated as Adjusted EBITDA (without adjustment for compensation expense described above), divided by the average monthly gross investments in 2012, which reflects the cumulative investments made by the Company in its operation of the business.

As a result of the Company exceeding the Adjusted EBITDA target and Return on Assets target but underperforming on the Revenue target, each Named Executive Officer received 108.1% of the targeted payout. See “— Narrative Supplement to the Summary Compensation Table and the 2012 Grants of Plan-Based Awards Table” for more information on the calculation of amounts under the Bonus Plan. Payments under the Bonus Plan are customarily made to recipients in the first quarter of the year following the end of the performance period. However, in December 2012, after a review of the Company’s actual year-to-date and projected 2012 Fiscal Year financial performance, the Committee determined to accelerate a portion of the payment under the 2012 Bonus Plan, such that approximately 50% of target payments were paid in December 2012, with the remaining payments to be made under the 2012 Bonus Plan following certification of 2012 Fiscal Year performance against the 2012 Bonus Plan targets.

3. Long-term Equity Incentives

The Company and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interests of our executive officers and stockholders. The Compensation Committee designs long-term equity incentive awards to ensure that our executive officers have a continuing stake in the long-term success of the Company, that the total compensation realized by our executive officers reflects our multi-year performance as measured by the efficient use of capital and changes in stockholder value, and that a large portion of the total compensation opportunity is earned over a multi-year period and is forfeitable in the event of termination of employment.

The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. The Company expects to make equity grants at regular intervals.

The Compensation Committee, or a subcommittee, may grant equity incentives under the Company’s 2004 Common Stock Option Plan, as amended, in the form of non-qualified and incentive stock options and the 2006 Stock Incentive Plan in the form of stock options (non-qualified and incentive stock options), stock appreciation rights, restricted stock, performance shares and other stock-based awards (including restricted stock units (RSUs) and deferred stock units).

In the past, the Company has followed a practice of granting equity incentives in the form of stock options on an annual basis to employees and on occasion, has also made awards of restricted stock. Beginning in 2011, the Compensation Committee decided to make the annual equity incentive grant in the form of restricted stock rather than stock options, although the Compensation Committee may continue to award stock options as it deems appropriate. The Company may also make grants to new employees on the commencement of employment and to key employees following a significant change in job responsibilities or to meet specific retention objectives. In July 2011, the Compensation Committee formed an Equity Grant Subcommittee, delegated with authority to approve equity grants to executive officers. Actions described herein as taken by the Compensation Committee related to grants of equity (or equity-based awards) to executive officers were performed by the Equity Grant Subcommittee. As a matter of practice, grants approved by the Compensation Committee were issued shortly following the next regularly scheduled release of quarterly financial results following the approval, and stock options and shares of restricted stock typically vest in four equal annual installments, beginning on the first anniversary of the grant date, subject to continuous employment from the date of grant until the applicable vesting date. We believe that this vesting schedule reinforces the long-term orientation of our compensation philosophy. The Compensation Committee has not awarded other stock-based awards in the past.

In the Fiscal Year 2012, the Compensation Committee granted restricted stock awards to our Named Executive Officers as indicated in the 2012 Grants of Plan-Based Awards Table. These restricted stock awards vest in four equal annual installments, beginning on the first anniversary of the grant date, and subject to continuous employment from the date of grant until the applicable vesting date. In determining the amount of the equity and equity-based awards to be granted to the Named Executive Officers in 2012, Compensation Committee targeted the annual grants to be competitive with the Compensation Comparison Group peer group based on data provided to the Compensation Committee in 2012 and made awards based, in part, on the Company’s improving performance and the officers’ overall compensation. The Compensation Committee awarded 40,000, 25,000, 75,000, 10,000, and 16,000 shares of restricted stock to Mr. Giardina, Gallagher, Kew, Kastin and Barron, respectively, in 2012.

In November 2012, our Board of Directors declared a special cash dividend on shares of common stock of the Company in an amount equal to $3.00 per share (the “2012 Dividend”). In connection with the 2012 Dividend, the Compensation Committee, pursuant to and in accordance with the terms of the 2004 Common Stock Option Plan and the 2006 Stock Incentive Plan, and in an effort to preserve the value of existing equity awards (i) declared the payment of a cash bonus on vested stock options which were “in-the-money” at the dividend payment date in an amount equal to the cash dividend, $3.00 per share and (ii) adjusted all other outstanding stock options to reduce the exercise price of the option and, in some cases, increase the number of shares subject to the option, in each case, pursuant to a formula designed to preserve the value of the stock option. Pursuant to the 2006 Stock Incentive Plan, holders of unvested restricted stock are entitled to the dividend payment, which amount becomes payable on the same vesting schedule as the underlying restricted stock.

4. Other Benefits and Perquisites

The Company’s executive compensation program also includes other benefits and perquisites. We maintain a 401(k) plan for our eligible employees and Named Executive Officers with annual matching contributions up to $500 per year which vest over four years. In addition, we provide medical benefits, long-term disability insurance (and gross-ups for related taxes) for specified employees, and free memberships in the Company’s clubs for all employees. The Company annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, the Company’s performance and the individual’s responsibilities and performance.

The Compensation Committee has approved these other benefits and perquisites as a reasonable component of the Company’s executive compensation program. Please see the “All Other Compensation” column in the Summary Compensation Table for further information regarding these benefits.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of low-risk compensation, retention value and at-risk compensation that produces short-term and long-term performance incentives and rewards. By following this approach, we provide the Named Executive Officers a measure of security in the minimum level of compensation that such individuals are eligible to receive, while motivating the Named Executive Officers to focus on the business metrics that will produce a high level of performance for the Company and long-term benefits for stockholders, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for the Bonus Plan and the 2006 Stock Incentive Plan likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For our Named Executive Officers, a significant portion of total compensation is related to at-risk pay (annual cash incentives and long-term equity incentives). Maintaining this approach reinforces a pay-for-performance orientation for our Named Executive Officers, which is aligned with the Company’s stated compensation philosophy of providing compensation commensurate with performance.

In accordance with our philosophy that overall compensation should be competitive and that the compensation of the Named Executive Officers should be at least partially dependent upon individual and Company performance, these executives are eligible to receive a higher portion of total annual compensation in the form of performance-based annual cash bonuses and long-term equity compensation as compared to other Company employees. In addition, in support of pay-for-performance objectives, the portion of total direct compensation delivered through long-term equity incentives generally increases with an executive’s role and level of responsibility. As a result, our most senior executives are held most accountable for achieving multi-year performance objectives and changes in stockholder value.

Chief Executive Officer Compensation

Mr. Giardina’s annual compensation consists primarily of base salary, annual incentive bonus and restricted stock awards. Mr. Giardina’s annual compensation was higher than that of the other Named Executive Officers due to his extensive experience and history with the Company and the higher demands of the chief executive officer position. For the 2012 Fiscal Year, Mr. Giardina’s annual compensation consisted of:

•	$650,000 annual base salary, effective March 1, 2012 (an increase from $520,000 annual base salary);

•	$702,588 annual incentive compensation;

•	A grant on October 30, 2012 of 40,000 shares of restricted stock; and

•	Participation in other benefit plans and perquisites.

In connection with the 2012 Dividend, Mr. Giardina also received adjustments to his stock options and/or bonus payments on his in-the-money vested stock options and unvested dividend payments on his unvested restricted stock, as described above.

Post-Termination Compensation and Benefits

None of the Named Executive Officers have employment agreements with the Company, but the offer letter to each of Mr. Kastin and Mr. Kew contains severance arrangements in the event that the executive is terminated without cause. These severance arrangements reflect negotiations between the executive and the Company at the time each executive was hired and was considered at the time by the Compensation Committee to be appropriate to retain the executive.

All Named Executive Officers have entered into an executive severance agreement providing for specified severance benefits upon a termination of the executive’s employment with the Company without cause or by the executive for good reason within six months following a “change in control” of the Company. The Compensation Committee believes that severance in connection with a termination or reduction in responsibilities in connection with a change in control is necessary to attract and retain the talent necessary for our long-term success. These severance arrangements allow our executives to focus on duties at hand and provide security should their employment be terminated as a result of involuntary termination without cause or a constructive discharge in connection with a change in control of the Company. Under these severance arrangements, the executives will be required to comply with a non-competition covenant for a period of up to one year and will receive in return one year (in the case of Mr. Giardina, eighteen months) of salary, a pro rata annual bonus, continuation of health and dental coverage for up to one year (in the case of Mr. Giardina, eighteen months) and continuation of fitness club membership for one year (in the case of Mr. Giardina, eighteen months). The Compensation Committee believes that these benefits are reasonable given that the executive’s employment opportunities for a period following termination will be constrained by the non-competition covenants contained in the severance agreements. These executive severance agreements are more fully described under “— Potential Payments Upon Termination or Change in Control.”

Under the 2006 Stock Incentive Plan and the related award agreements entered into between the Company and certain Named Executive Officers, if the Named Executive Officer resigns or the Named Executive Officer’s employment is terminated by the Company for any reason, if the Company wishes to enforce specified non-competition and non-solicitation covenants for a period of up to one year, the Company must pay the Named Executive Officer severance compensation equal to no less than such Named Executive Officer’s base salary during such period. The Compensation Committee believes that discretionary enforcement of non-competition and non-solicitation arrangements is beneficial to the competitive position of the Company and that the corresponding severance compensation is reasonable in such circumstances.

Compensation Committee Discretion

The Compensation Committee retains the discretion to decrease all forms of incentive payouts based on significant individual or Company performance shortfalls. Likewise, the Compensation Committee retains the discretion to increase payouts and/or consider special awards for significant achievements, including but not limited to superior management, investment or strategic accomplishments and/or consummation of acquisitions.

Hedging Policy

The Company’s insider trading policy prohibits employees, officers and directors from engaging in transactions involving derivative securities (other than employee stock options or other equity grants under the Company’s equity compensation plans). Employees, officers and directors may not trade in Company-based put and call option contracts or similar instruments, and may not engage in short-selling of Company securities.

Impact of Tax and Accounting

As a general matter, the Compensation Committee takes into account the various tax and accounting implications of compensation vehicles employed by the Company. When determining amounts of grants under the 2006 Stock Incentive Plan to Named Executive Officers and employees, the Compensation Committee examines the accounting cost associated with the grants. Under ASC Topic 718, grants of stock options, restricted stock, restricted stock units and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For restricted stock and restricted stock units, the cost is equal to the fair value of the stock on the date of grant times the number of shares or units granted. This expense is amortized over the requisite service period, or vesting period of the instruments. The Compensation Committee also carefully considers the impact of using performance metrics that are tied to market conditions (for example, share price or total stockholder return) as performance metrics under the 2006 Stock Incentive Plan, mindful of the fact that, even if the condition is not achieved, the accounting charge would not be reversible.

Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1,000,000 in any taxable year to the corporation’s chief executive officer and next three highest compensated executive officers (other than the chief financial officer), unless the compensation qualifies as “performance-based compensation” within the meaning of Section 162(m). With respect to the 2006 Stock Incentive Plan and the Bonus Plan, we generally intend to structure performance based awards to qualify as “performance-based compensation” within the meaning of Section 162(m). While it is the Compensation Committee’s policy generally to maximize the effectiveness of our executive compensation plans in this regard, we reserve the right to pay compensation that is not deductible under Section 162(m) if appropriate and in the best interests of the Company and our stockholders.

Conclusion

The level and mix of compensation for each of our Named Executive Officers is considered within the context of our historical compensation practices as well as the factors outlined above. The Compensation Committee believes that each of the compensation packages for our Named Executive Officers is appropriate in light of our industry and related industries and our competitive position in that context.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Paul N. Arnold, Chair

Bruce C. Bruckmann

Thomas J. Galligan III

Kevin McCall

Equity Compensation Plan Information

The following table provides information with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance to employees as of December 31, 2012:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders	1,310,818	$5.21	529,611
Equity compensation plans not approved by security holders	—	—	—

Total	1,310,818	$5.21	529,611

Summary Compensation Table

The following table sets forth the compensation earned for all services rendered to us in all capacities in the fiscal years ended December 31, 2012, 2011 and 2010 by our Named Executive Officers, which include our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers serving on December 31, 2012.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)		Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Robert J. Giardina	2012	630,636	—		505,600	264,962	702,588	608,907	2,712,693
Chief Executive Officer and President	2011	517,692	—		182,000	—	625,317	18,272	1,343,281
	2010	405,942	135,746	(2)	—	490,000	510,221	12,178	1,554,087
Daniel Gallagher	2012	325,415	—		316,000	106,661	175,350	847,858	1,771,284
Chief Financial Officer	2011	315,000	—		217,000	—	252,531	16,484	801,015
	2010	300,000	—		—	75,950	214,068	16,227	606,245
Terry G. Kew	2012	218,077	—		859,500	—	189,158	241,769	1,508,504
Chief Operating Officer
David M. Kastin	2012	307,240	—		126,400	62,499	99,336	377,786	973,261
Senior Vice President — General	2011	297,412	—		130,200	—	143,047	16,146	586,805
Counsel and Corporate Secretary	2010	283,250	—		—	75,950	125,801	17,266	502,267
Paul L. W. Barron	2012	294,352	—		205,200	13,781	95,190	96,012	704,535
Chief Information Officer	2011	264,173	—		108,500	20,550	137,088	7,368	537,679

(1)	Effective March 16, 2010, Mr. Giardina was appointed Chief Executive Officer of the Company. Mr. Barron joined us in February 2011 and Mr. Kew joined us in May 2012.

(2)	Represents a signing bonus in connection with Mr. Giardina’s hiring.

(3)

These columns represent the aggregate grant date fair value of restricted stock or stock options, as applicable, granted to each of the Named Executive Officers in the specified fiscal year computed in accordance with ASC Topic 718. In 2012, represents additional expense recorded pursuant to ASC Topic 718 in connection with the modification of certain outstanding option awards in connection with the 2012 Dividend.

For additional information about the valuation assumptions with respect to all grants reflected in these columns, refer to note 11 of the financial statements of Town Sports International Holdings, Inc. in its Form 10-K for the year ended December 31, 2012, as filed with the SEC. These amounts reflect aggregate grant date fair values calculated under ASC Topic 718 and may not correspond to the actual value that will be recognized by the Named Executive Officers.

(4)	Reflects incentive compensation paid under the Company’s Bonus Plan in 2013 for the 2012 Fiscal Year, in 2012 for the 2011 Fiscal Year and in 2011 for the 2010 Fiscal Year, respectively. Of the total amounts earned in 2011 and paid in 2012, the following amounts were deferred and will be paid in three equal annual installments: Mr. Giardina, $64,071; Mr. Gallagher, $18,477; Mr. Kastin, $4,677 and Mr. Barron, $23,373.

(5)	In 2012, reflects Company-paid premiums on medical, dental and long-term disability insurance as well as a tax gross-up associated with long-term disability insurance premiums paid by the Company and, in the case of Messrs. Giardina, Gallagher and Kastin, a 401(k) matching contribution. The tax gross-up associated with long-term disability insurance premiums paid by the Company, referred to above, for each of the Named Executive Officers was as follows: Mr. Giardina, $2,277; Mr. Gallagher, $1,798; Mr. Kew, $5,646; Mr. Kastin, $1,692; and Mr. Barron, $2,233.

Also included are payments on equity awards related to the 2012 Dividend. Cash bonuses related to vested, in-the-money stock options were as follows: Mr. Giardina, $375,000; Mr. Gallagher, $694,800; Mr. Kastin, $292,500; and Mr. Barron $5,625. Dividends payable on unvested restricted stock awards, which will be paid to each Named Executive Officer as the underlying restricted stock vests and which are reflected as “Registrant Contributions” in the 2012 Nonqualified Deferred Compensation Table were as follows: Mr. Giardina, $210,000; Mr. Gallagher, $131,250; Mr. Kew, $225,000; Mr. Kastin, $63,750; and Mr. Barron, $76,125.

2012 Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards to each of the Named Executive Officers in the 2012 Fiscal Year.

2012 GRANTS OF PLAN-BASED AWARDS

Name	Approval Date	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units #(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)
Robert J. Giardina	—	—	104,000	520,000	1,040,000	—	—
	10/03/12	10/30/12	—	—	—	40,000	505,600
Daniel Gallagher	—	—	32,445	162,225	324,450	—	—
	10/03/12	10/30/12	—	—	—	25,000	316,000
Terry G. Kew	—	—	35,000	175,000	350,000	—	—
	04/06/12	5/18/12	—	—	—	75,000	859,500
David M. Kastin	—	—	18,380	91,900	183,800	—	—
	10/03/12	10/30/12	—	—	—	10,000	126,400
Paul L. W. Barron	—	—	17,613	88,065	176,130	—	—
	04/06/12	04/27/12	—	—	—	8,000	104,080
	10/03/12	10/30/12	—	—	—	8,000	101,120

(1)	These amounts are established under our Bonus Plan. For additional information, see “— Narrative Supplement to the Summary Compensation Table and the 2012 Grants of Plan-Based Awards Table — Terms of Non-Equity Based Awards.”

(2)	All awards were granted under our 2006 Stock Incentive Plan.

(3)

This column represents the full grant date fair value of each equity grant awarded to each of our Named Executive Officers computed in accordance with ASC Topic 718. For additional information about the valuation assumptions with respect to all grants reflected in this column, refer to note 11 of the financial statements of Town Sports International Holdings, Inc. in its Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission.

Narrative Supplement to the Summary Compensation Table and the 2012 Grants of Plan-Based Awards Table

Terms of Non-Equity Based Awards

Calculation

Payments under the Bonus Plan are based on the Company’s achievement of certain financial targets.

Company Performance

For the 2012 Fiscal Year, each Named Executive Officer’s potential award under the Bonus Plan in respect of Company performance was based on a percentage of his base salary. If the Company achieved target Adjusted EBITDA ($97,552,000 for the 2012 Fiscal Year) and target revenue ($487,524,000 for the 2012 Fiscal Year) and target return on assets (15.54% for the 2012 Fiscal Year), each of the Named Executive Officers would receive (subject to adjustment as described below) the following percentage of his base salary: Mr. Giardina (100%), Messrs. Gallagher and Kew (50%) and Messrs. Kastin and Barron (30%) (each amount the “Target Bonus”). Based upon the Company’s actual results in relation to target Adjusted EBITDA, budgeted revenue and target return on assets, the Target Bonus amounts would be adjusted as follows:

Achievement of Percentage of Adjusted EBITDA Target	Percentage of Target Bonus Awarded
Below 94.3%	0
94.3% - 99.9%	12.0% - 59.9%
100% (Target)	60%
100.1% - 106.9%	60.1% - 119.9%
107.0% and above	120%

Achievement of Percentage of Revenue Target	Percentage of Target Bonus Awarded
Below 98.9%	0
98.9% - 99.9%	4.0% - 19.9%
100% (Target)	20%
100.1% - 102.5%	20.1% - 39.9%
102.6% and above	40%

Achievement of Percentage of Return on Assets Target	Percentage of Target Bonus Awarded
Below 96.5%	0
96.5% - 99.9%	4.0% - 19.9%
100% (Target)	20%
100.1% - 109.3%	20.1% - 39.9%
109.4% and above	40%

As a result of the Company exceeding the Adjusted EBITDA target and the Return on Assets target but underperforming on the Revenue target, each Named Executive Officer received 108.1% of the targeted payout. For actual amounts paid under the Bonus Plan for the 2012 Fiscal Year, see the “Summary Compensation Table” above.

Payment

Annual non-equity incentive awards will generally be paid in cash after the end of the performance period in which they are earned, as determined by the Compensation Committee, but not later than the later of (1) March 15 after the end of the applicable year and (2) two and one-half months after the expiration of the fiscal year in which the performance period with respect to which the annual non-equity incentive award is earned ends. In addition, annual non-equity incentive awards generally will not be paid until the Company’s independent registered public accounting firm has issued its report with respect to the audit of the Company’s consolidated financial statements for the applicable fiscal year. However, in December 2012, after a review of the Company’s actual year-to-date and projected 2012 Fiscal Year financial performance, the Committee determined to accelerate a portion of the payment under the 2012 Bonus Plan, such that approximately 50% of target payments were paid in December 2012, with the remaining payments to be made under the 2012 Bonus Plan following certification of 2012 Fiscal Year performance against the 2012 Bonus Plan targets.

Beginning in 2011, the Compensation Committee instituted a deferral aspect for the annual non-equity incentive plan compensation award, whereby amounts earned above 133% of the target bonus will be deferred and be payable in equal annual installments over a three-year period, subject to acceleration upon specified termination events. In order to receive any deferred bonus amount, the Named Executive Officer must remain employed on each payment date. The deferred amounts are also payable in connection with specified termination events and in connection with a change in control. See “— Potential Payments Upon Termination or Change in Control” for more information. Unless otherwise determined by the Compensation Committee, no annual non-equity incentive award, full or pro rata, will be paid to any individual whose employment has ceased prior to the date such award is paid.

Terms of Equity-Based Awards

Vesting Schedule

Option and restricted stock awards vest ratably over four years following the date of grant, subject to acceleration upon a change in control.

Forfeiture

Absent death, disability or retirement, unexercised option awards are generally forfeited at termination of employment following a 90-day post-termination exercise period if the termination was involuntary. If the termination was voluntary by the employee, the option may be exercised during the 30-day period following termination. In the event the employee is terminated for cause, the option expires on the date of termination. In the event of death, disability or retirement prior to the complete exercise of a vested option award, the vested portion of the option may be exercised, in whole or in part, within one year after the date of death, disability or retirement, as the case may be, and, in all cases, prior to the option expiration. Unvested restricted stock awards are generally forfeited at termination of employment.

Covenants

The option and restricted stock awards contain confidentiality provisions and non-compete and non-solicitation provisions that apply to our executive officers.

Option awards granted under the 2006 Stock Incentive Plan have an exercise price equal to the closing price of the underlying shares on the date of grant. All equity award grants to Executive Officers are approved by the Compensation Committee or a subcommittee thereof.

Outstanding Equity Awards at End of the 2012 Fiscal Year

The following table sets forth information concerning unexercised stock options and unvested restricted stock for each of the Named Executive Officers as of the end of the 2012 Fiscal Year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2012

Name	Option Awards(1)						Stock Awards(1)
	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)

Robert J. Giardina	08/02/2010		125,000	—	2.77	08/02/2020	—	—
	08/02/2010	(2)	—	132,873	1.00	08/02/2020	—	—
	03/01/2011		—	—	—	—	30,000	319,800
	10/30/2012		—	—	—	—	40,000	426,400

Daniel Gallagher	02/04/2004	(2)	924	—	4.95	07/23/2013	—	—
	04/01/2005	(2)(3)	—	4,200	3.54	04/30/2015	—	—
	08/04/2006		30,000	—	12.05	08/04/2016	—	—
	08/07/2007	(2)	15,000	—	14.46	08/07/2017	—	—
	03/04/2008		100,000	—	7.73	03/04/2018	—	—
	12/04/2008		25,000	—	2.44	12/04/2018	—	—
	12/11/2009		50,000	—	2.12	12/11/2019	—	—
	12/11/2009	(2)	—	28,370	1.00	12/11/2019	—	—
	11/01/2010		17,500	—	3.09	11/01/2020	—	—
	11/01/2010	(2)	—	17,983	1.00	11/01/2020	—	—
	10/31/2011		—	—	—	—	18,750	199,875
	10/30/2012		—	—	—	—	25,000	266,500

Terry G. Kew	05/18/2012		—	—	—	—	75,000	799,500

David M. Kastin	08/07/2007	(2)	10,000	—	14.46	08/07/2017	—	—
	06/13/2008		30,000	—	9.83	06/13/2018	—	—
	12/04/2008		20,000	—	2.44	12/04/2018	—	—
	12/11/2009		30,000	—	2.12	12/11/2019	—	—
	12/11/2009	(2)	—	11,348	1.00	12/11/2019	—	—
	11/01/2010		17,500	—	3.09	11/01/2020	—	—
	11/01/2010	(2)	—	17,983	1.00	11/01/2020	—	—
	10/31/2011		—	—	—	—	11,250	119,925
	10/30/2012		—	—	—	—	10,000	106,600

Paul L. W. Barron	02/01/2011		1,875	—	4.18	02/01/2021	—	—
	02/01/2011	(2)	—	5,625	1.18	02/01/2021	—	—
	10/31/2011		—	—	—	—	9,375	99,938
	04/27/2012		—	—	—	—	8,000	85,280
	10/30/2012		—	—	—	—	8,000	85,280

(1)	Except as otherwise noted, 25% of each stock option award or restricted stock award vests on each of the first four anniversaries of the grant date. The vesting of all stock option and restricted stock awards accelerates upon a change in control. See “— Potential Payments Upon Termination or Change in Control.”

(2)	Represents adjusted stock options, or portions thereof, which were adjusted by the Company in connection with the 2012 Dividend to reduce the exercise price of the stock option and, in some cases, increase the number of shares subject to the option, in each case, pursuant to a formula designed to preserve the value of the stock option.

(3)	The remaining unvested options will vest on April 30, 2015.

Option Exercises and Stock Vested in the 2012 Fiscal Year

The following table sets forth information concerning amounts received by each of our Named Executive Officers upon the exercise of stock options and the vesting of restricted stock during the 2012 Fiscal Year.

OPTION EXERCISES AND STOCK VESTED IN THE 2012 FISCAL YEAR

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert J. Giardina	—	—	10,000	102,500
Daniel Gallagher	84,100	560,787	6,250	78,750
Terry G. Kew	—	—	—	—
David M. Kastin	10,000	105,700	6,250	75,875
Paul L. W. Barron	—	—	3,125	39,375

(1)	Value realized on exercise is based on the gain, if any, equal to the difference between the closing market price of the stock acquired upon exercise on the exercise date less the exercise price, multiplied by the number of options being exercised.

(2)	The market price for stock that is used in calculating the value realized on vesting is the closing price on the date of vesting (or, if the market was not open on the date of vesting, on the first open market day immediately preceding the date of vesting).

2012 Pension Benefits

In the 2012 Fiscal Year, the Company had no pension benefit plans.

2012 Nonqualified Deferred Compensation

The following table lists the amount of the non-equity incentive plan compensation earned by the Named Executive Officers in 2012:

2012 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contribution in Last FY ($)	Registrant Contribution in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Robert J. Giardina	—	210,000	—	—	274,071
Daniel Gallagher	—	131,250	—	—	149,727
Terry G. Kew	—	225,000	—	—	225,000
David M. Kastin	—	63,750	—	—	68,417
Paul L. W. Barron	—	76,125	—	—	99,498

(1)	Amounts reported in this column represent dividend payments on unvested restricted stock in connection with the 2012 Dividend and are also reported in the Summary Compensation Table in the column “All Other Compensation.”

(2)	All amounts reported in this column are also reported in the Summary Compensation Table in the columns “Non-Equity Incentive Plan Compensation” or “All Other Compensation”.

In 2011, the Compensation Committee introduced a deferral provision to the payment of a portion of non-equity incentive award compensation. Deferred portions (the “Deferred Amount”) are to be paid in three equal annual installments at the same time that bonuses are paid in general but in no event later than March 15th of each of the following three years so long as the Named Executive Officer remains employed by the Company on the applicable payment date. If a Named Executive Officer is terminated (1) other than for “cause” (as defined in the 2006 Stock Incentive Plan) or (2) as a result of the Named Executive Officer’s death or “disability” (as defined in the 2006 Stock Incentive Plan), then the Named Executive Officer will be entitled to receive the Deferred Amounts payable at the times had such termination not occurred. If a “change in control” (as defined in 2006 Stock Incentive Plan) occurs, the Deferred Amounts will be paid within 30 days of the change in control. If the Named Executive Officer is not employed by the Company on the payment date for reasons other than as set forth above, then any outstanding Deferred Amount will be forfeited and no longer due and payable. See “— Narrative Supplement to the Summary Compensation Table and the 2012 Grants of Plan-Based Awards Table.”

In connection with the 2012 Dividend, holders of unvested restricted stock became entitled to a payment of $3.00 per share of unvested restricted stock, which payment was allocated to each holder and becomes payable on the same vesting schedule as the underlying unvested restricted stock.

Potential Payments Upon Termination or Change in Control

Under the stock option and restricted stock agreements entered into between the Company and the Named Executive Officers in connection with the grant of stock options or restricted stock, as the case may be, by the Company to the Named Executive Officer, if the Company wishes to enforce a non-competition and non-solicitation covenant for a period of up to one year, it must pay the Named Executive Officer severance payments for one year at a rate and an amount equal to the Named Executive Officer’s salary received by the Named Executive Officer immediately prior to the termination date.

In addition, the Company’s employment arrangements with Messrs. Kew and Kastin provide for payment of one year of base salary upon termination from the Company other than for “cause” as defined in their respective agreements.

Our Bonus Plan provides for deferral of specified amounts if bonus achievement exceeds specified levels in any given year. Such excess amounts are deferred and become payable in three equal annual installments during the first quarter of each of the following three years, so long as the Named Executive Officer remains employed with the Company at the payment date. If the named Executive Officer is terminated by the Company other than for “cause” as such term is defined in the 2006 Stock Incentive Plan, or as a result of the Named Executive Officer’s death or disability, then the Named Executive Officer will continue to be entitled to receive the deferred payments, payable at the times had such termination not occurred. In addition, if there is a “change in control” as defined in the 2006 Stock Incentive Plan (described below), the deferred amounts will be payable within 30 days of the change in control.

Under the 2006 Stock Incentive Plan, an executive’s unvested stock option and restricted stock awards will vest in full upon a “change in control.” “Change in control” is generally defined in the 2006 Stock Incentive Plan as: (1) any person becoming the beneficial owner directly or indirectly, of 40% or more of the combined voting power of the then outstanding securities of the Company or (2) the stockholders of the Company approving a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own 50% or more of the Company’s common stock or pursuant to a spin-off type transaction of such assets to the stockholders of the Company.

The Company has entered into a severance agreement (an “Executive Severance Agreement”) with each Named Executive Officer of the Company. The Executive Severance Agreement provides that, if the executive officer’s employment is terminated by either (1) the Company without cause (as such term is defined in the Executive Severance Agreement) or (2) by the executive officer due to a “constructive termination” (including a material diminution in the executive’s authority, duties, responsibilities or reporting relationship, except as part of an organizational change; a change in the location at which the executive primarily performs services for the Company of more than 50 miles; or a material reduction in the executive’s base pay or incentive cash compensation), in each case, within a period of six months following a change in control (as such term is defined in the Executive Severance Agreement), then the executive officer will receive the following severance: (a) an amount equal to one year of the executive officer’s base salary, payable in twelve equal monthly installments (or, in the case of Mr. Giardina, 18 months base salary, payable in 18 equal monthly installments); (b) a pro rata annual bonus for the fiscal year in which the termination occurred, assuming the approved bonus targets had been met (which bonus will be payable at such time as bonuses are paid to the Company’s employees generally); (c) the continuation of health and dental coverage for up to one year, with the Company continuing to pay the same portion of the premiums as it does for current employees; and (d) continuation of Passport Membership at the Company’s fitness clubs for the executive and his or her immediate family at no cost to the executive for a period of one year. The foregoing severance is subject to (1) a covenant by the executive officer not to compete with the Company or its subsidiaries for a period of one year following the termination date; (2) a covenant not to solicit the employees, consultants, customers or suppliers of the Company and its subsidiaries for the one-year period following the termination date; (3) a covenant not to disclose confidential information at all times following the termination date and (4) the execution of a release of claims against the Company.

Pursuant to these agreements, if our Named Executive Officers were terminated on the last day of the 2012 Fiscal Year or if a change in control occurred on such date, the Named Executive Officers would have received the payments set forth in the following table:

Name	Cash Payment ($)	Continuation of Health and Insurance and Other Benefits ($)(2)	Accelerated Vesting of Equity Awards ($)(3)	Accelerated Vesting of Deferred Annual Incentive Payment ($)(4)	Total Termination Benefits ($)
Termination not in connection with change in control(1):
Robert J. Giardina	650,000	—	—	—	650,000
Daniel Gallagher	324,450	—	—	—	324,450
Terry G. Kew	350,000	—	—	—	350,000
David M. Kastin	306,334	—	—	—	306,334
Paul L. W. Barron	293,550	—	—	—	293,550
Change in control without termination:
Robert J. Giardina	—	—	2,029,753	64,071	2,093,824
Daniel Gallagher	—	—	944,067	18,477	962,544
Terry Kew	—	—	799,500	—	799,500
David M. Kastin	—	—	509,862	4,667	514,529
Paul L. W. Barron	—	—	323,823	23,373	347,196
Termination without cause or resignation due to constructive termination following a change in control(5):
Robert J. Giardina	1,625,000	15,073	2,029,753	64,071	3,733,897
Daniel Gallagher	486,675	15,073	944,067	18,477	1,464,292
Terry G. Kew	525,000	15,073	799,500	—	1,339,573
David M. Kastin	398,234	15,073	509,862	4,667	927,836
Paul L. W. Barron	381,615	6,886	323,823	23,373	735,697

(1)

For a termination not in connection with a change-in-control, if the Company wishes to enforce the non-competition/non-solicitation covenant contained in 2006 Stock Incentive Plan and the related award agreements, the Company must pay one year of continued base salary. No additional payments or benefits are contractually required to be provided, although in connection with a termination, the Company may provide additional compensation in consideration for a release of claims. If the Company does not wish to enforce the non-competition/non-solicitation covenant, then no amounts are to be paid to the Named Executive Officers, except that in the case of Messrs. Kew and Kastin, even if the Company does not enforce the non-competition/non-solicitation covenant, in accordance with the employment agreement, the Company would pay this amount upon a termination without cause.

(2)	Represents the value of one year of continued health and other insurance benefits to the extent paid by the Company and one year of Passport Membership at the Company’s fitness clubs for the executive for a period of one year $1,127.

(3)	For stock options, represents the amount by which the fair market value of a share of the Company’s common stock as of December 31, 2012 exceeded the exercise price of each outstanding unvested stock option, multiplied by the number of shares of the Company’s common stock underlying each such stock option. For restricted stock, represents the total number of unvested shares that would vest and would be distributed under each termination scenario multiplied by the fair market value of a share of the Company’s common stock on December 31, 2012.
(4)	In connection with a change in control, all amounts deferred pursuant to our Bonus Plan become payable within 30 days of the change in control.

(5)	In connection with a termination in connection with a change in control, pursuant to Executive Severance Agreements (described above), the Company must pay one year of continued base salary (18 months in the case of Mr. Giardina), payment of a pro-rata annual bonus at target levels with respect to the fiscal year in which the termination occurred, continuation of health and dental coverage for up to one year, and continuation of Passport Membership at the Company’s fitness clubs for the executive and his or her immediate family at no cost to the executive for a period of one year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Approval

On an ongoing basis, the Audit Committee is required by its charter to review all “related party transactions” (those transactions that are required to be disclosed in this Proxy Statement by SEC Regulation S-K Item 404 and under Nasdaq’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

Related Person Transactions

During 2012, Bruce C. Bruckmann, one of our directors, held approximately $1.1 million principal amount of loans under our senior secured credit agreement (described in Note 8 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012), which he acquired through open market purchases, and in respect of which Mr. Bruckmann received an aggregate amount of approximately $81,000 in interest payments and a consent fee during Fiscal Year 2012. During 2012, Robert Giardina, our Chief Executive Officer and President and one of our directors, held approximately $846,000 principal amount of loans under our senior secured credit agreement, which he sold in 2013. Mr. Giardina received an aggregate amount of approximately $74,000 in interest payments and a consent fee during Fiscal Year 2012.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the 2012 Fiscal Year with the Company’s management. The Audit Committee has separately discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the 2012 Fiscal Year, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards), Vol. 1.AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP the independence of that firm from the Company.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the 2012 Fiscal Year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

Thomas J. Galligan III (Chair)

J. Rice Edmonds

John H. Flood

Kevin McCall

ANNUAL REPORT AND HOUSEHOLDING

A copy of the Annual Report of the Company for the 2012 Fiscal Year is being made available concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

In order to reduce printing and postage costs, only one Annual Report, one Proxy Statement and/or one Notice of Internet Availability of Proxy Materials, as applicable, will be mailed to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report, one Proxy Statement and/or one Notice of Internet Availability of Proxy Materials, as applicable, and you wish to receive an additional copy or copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please call 212-246-6700 or send a written request to the Secretary of the Company, at the Company’s principal executive offices at 5 Penn Plaza (4th Floor), New York, New York 10001.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 9, 2013

This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 25, 2013, are available on our Internet website at www.mysportsclubs.com, in the “Investor Relations — SEC Filings” section. Stockholders may obtain copies of the Proxy Statement, Annual Report to Stockholders and form of proxy relating to this or future meetings of the Company’s stockholders on our Internet website, by calling 1-800-632-4605 or by sending the Company an e-mail at investor.relations@town-sports.com. For information on how to obtain directions to the Company’s 2013 Annual Meeting, please call us at 212-246-6700 and ask for directions to the 2013 Annual Meeting of Stockholders.

FORM 10-K

The Company filed its Annual Report on Form 10-K for the year ended December 31, 2012 with the Securities and Exchange Commission on February 25, 2013. Stockholders may obtain a copy of this report, including financial statements and schedules thereto, without charge, on our Internet website at www.mysportsclubs.com, in the “Investor Relations — SEC Filings” section or by writing to the Secretary of the Company, at the Company’s principal executive offices at 5 Penn Plaza (4th Floor), New York, New York 10001.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and references to the independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the Proxy Card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the Proxy Card.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. ATTN: DAVID KASTIN 5 PENN PLAZA, 4TH FLOOR NEW YORK, NY 10001

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors Nominees	☐	☐	☐

01 06	Robert J. Giardina 02 Paul N. Arnold 03 Bruce C. Bruckmann 04 J. Rice Edmonds 05 John H. Flood III Thomas J. Galligan III 07 Kevin McCall

The Board of Directors recommends you vote FOR Proposals 2 and 3.						For	Against	Abstain
2	Proposal to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.					☐	☐	☐

3	Advisory Vote on Executive Compensation: To approve, in a non-binding advisory vote, the compensation paid to our named executive officers.					☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on Proposal 4.					1 year	2 years	3 years	Abstain
4	Frequency of Advisory Vote on Executive Compensation: To determine, in a non-binding advisory vote, whether a stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years.				☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000165843_1    R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com.

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TOWN SPORTS INTERNATIONAL HOLDINGS, INC. Annual Meeting of Stockholders May 9, 2013 This proxy is solicited by the Board of Directors

The undersigned stockholder of Town Sports International Holdings, Inc., a Delaware corporation, hereby revokes all proxies heretofore given by the signer(s) to vote at the Annual Meeting and any adjournments or postponements thereof, acknowledges receipt of the Notice of Internet Availability of Proxy Materials, and/or the Proxy Statement, dated March 26, 2013, and appoints Robert J. Giardina, Chief Executive Officer and President, Daniel Gallagher, Chief Financial Officer, and David M. Kastin, Senior Vice President - General Counsel and Corporate Secretary, and each of them, the undersigned’s true and lawful agents and proxies, with full power of substitution and resubstitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Town Sports International Holdings, Inc. to be held at Crowne Plaza Times Square, 1605 Broadway, New York, NY 10019, on Thursday, May 9, 2013 at 10:00 a.m. (New York City time), and at any adjournments or postponements thereof, and to vote as specified on this proxy all shares of common stock of Town Sports International Holdings, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side of this proxy, with the same force and effect as the undersigned might or could do if personally present thereat.

This proxy when properly executed will be voted in the manner directed herein. If the proxy is signed but no direction given, this proxy will be voted FOR the election of the director nominees listed on the reverse side and FOR Proposal 2 and 3 and for 1 YEAR on Proposal 4. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE.

Continued and to be signed on reverse side

0000165843_2    R1.0.0.51160